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                                                                    EXHIBIT 10.5

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                              LEASE BY AND BETWEEN


                         PROSPECT HILL ACQUISITION TRUST

                                       AND

                              STORAGENETWORKS, INC.



                                       at



                                100 Fifth Avenue
                          Waltham, Massachusetts 02451





                                     Dated

                                November 8, 1999
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                             STANDARD OFFICE LEASE



1.   Basic Lease Provisions.

     1.1 Parties: This Lease, dated as of November 8 , 1999, made by and between Prospect Hill Acquisition Trust, a Massachusetts trust ("Landlord") and StorageNetworks, Inc., a Delaware corporation ("Tenant").

     1.2 Premises: A portion of the third floor of the Building ("Premises A"), and upon and after the Premises B Commencement Date (as hereinafter defined), if applicable, a portion of the fifth floor of the Building ("Premises B"), and upon and after the Premises C Commencement Date (as hereinafter defined), the entire sixth floor of the Building ("Premises C"), if applicable, all as shown on Exhibit "A" attached hereto (Premises A, Premises B and Premises C, sometimes hereinafter collectively, the "Premises").

     1.3 Building: The building known as and numbered 100 Fifth Avenue, Waltham, Massachusetts 02451.

     1.4 Land: The Land upon which the Building is located as it may be enlarged or reduced from time to time.

     1.5  Property: The Land and the Building.

     1.6 Office Park: All of the Land, buildings and improvements comprising the Prospect Hill Office Park, including the Building and the Premises, as from time to time constituted.

     1.7 Rentable Area of Premises: Premises A consisting of approximately 12,000 square feet on the third floor of the Building; Premises B consisting of approximately 13,580 square feet on the fifth floor of the Building; and Premises C consisting of 21,000 square feet on the sixth floor of the Building.

     1.8  Rentable Area of Building: 150,000 square feet.

     1.9 Use: General office use, including a computer network operations center and a computer simulation center, subject to the requirements and limitations contained in Section 6.

     1.10 Term: Five (5) Years and two and one-half (2 1/2)months
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     1.11 Commencement Date: Whenever the term "Commencement Date" shall be used in this Lease, it shall mean the Premises A Commencement Date.

          Premises A Commencement Date: the tender of Premises A by Landlord to Tenant

          Premises B Commencement Date: See Section 3.1(a)

          Premises C Commencement Date: See Section 3.1(a)

          Premises A Rent Commencement Date: Premises A Commencement Date

          Premises B Rent Commencement Date: Premises B Commencement Date

          Premises C Rent Commencement Date: Premises C Commencement Date

          Termination Date for Premises A: Premises B Commencement Date

          Termination Date for Premises B and Premises C: January 13, 2005

     1.12 Base Rent: For Premises A, $23,000.00 per month ($276,000.00 annually
          - $23.00 per square foot); and commencing the Premises B Rent Commencement Date, for Premises B, $32,037.48 per month ($384,449.80 annually - $28.31 per square foot); and commencing the Premises C Rent Commencement Date, for Premises C, $48,125.00 per month ($577,500.00 annually - $27.50 per square foot).

     1.13 Premises A Base Rent Paid Upon Premises A Commencement Date:
          $23,000.00.

          Premises B Base Rent Paid Upon Premises B Commencement Date:
          $32,037.48.

          Premises C Base Rent Paid Upon Premises C Commencement Date:
          $48,125.00.

     1.14 Security Deposit: At the time of execution of this Lease by Tenant, $97,112; and on or before thirty (30) days prior to the earlier of the Premises B Commencement Date or the Premises C Commencement Date, an additional $138,600.

     1.15 Tenant's Share: Premises A: 8.00%

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                            Premises B: 9.05%

                            Premises C:  14.00%
     1.16 a) Tax Base Year: Fiscal Year 2000

          b) Operating Cost Base Year: Calendar Year 1999

     1.17 Number of Tenant Parking Spaces: Thirty-six (36) spaces for Premises A; Forty-one (41) spaces for Premises B; and Sixty-three (63) spaces for Premises C (3.0 parking spaces per 1,000 feet of Rentable Area) used in common and on an unassigned basis.

     1.18 Real Estate Broker:      The Nelson Companies, Ltd.
                                   Prospect Place, 230 Third Avenue
                                   Waltham, Massachusetts 02451

                                               and

                                   Fallon Hines & O'Connor
                                   One Post Office Square
                                   Boston, Massachusetts 02109

     1.19 Attachments to Lease:
                     Exhibit A - Premises
                     Exhibit B - Verification Letter
                     Exhibit C - Rules and Regulations
                     Exhibit D - Preferential Rights
                     Exhibit E - Extension Option
                     Exhibit F - List of Hazardous Substances
                     Exhibit G - Tenant's Alterations
                     Certificate of Vote - Tenant

     1.20 Address for Notices:

     Landlord:                     Prospect Hill Acquisition Trust
                                   c/o The Nelson Companies, Ltd.
                                   Prospect Place, 230 Third Avenue
                                   Waltham, Massachusetts 02451
                                   Attention:  Douglas G. Waybright

     With a copy to:               TA Associates Realty
                                   28 State Street, 10th Floor
                                   Boston, Massachusetts 02109

     Tenant:                       StorageNetworks, Inc.
                                   100 Fifth Avenue
                                   Waltham, Massachusetts 02451
                                   Attention:  Chief Financial Officer

     With a copy to:               Hale and Dorr LLP
                                   60 State Street
                                   Boston, Massachusetts 02109

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                                   Attention: Mark Borden, Esq.



2.   Premises

     2.1 Lease of Premises and Definition of Office Park. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon all of the conditions set forth herein the Premises, together with certain rights to the Common Areas as hereinafter specified. Effective as of the Premises A Commencement Date, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises A. Effective as of the Premises B Commencement Date, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises B. Effective as of the Premises C Commencement Date, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises C.

     2.2 Common Areas-Defined. The term "Common Areas" is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Office Park that are designated by Landlord from time to time for the general non-exclusive use of Landlord, Tenant and the other tenants of the Office Park and their respective employees, suppliers, customers and invitees, including, but not limited to, common entrances, lobbies, corridors, stairwells, public restrooms, elevators, parking areas, loading and unloading areas, roadways and sidewalks.

     2.3 Preferential Rights. See Exhibit D attached hereto and incorporated herein by reference.

3.   Term.

     3.1 (a) Term, Commencement Dates, Rent Commencement Dates and Termination Dates. Except as hereinafter provided, the Term, the Premises A Commencement Date, the Premises B Commencement Date, the Premises C Commencement Date, the Premises A Rent Commencement Date, the Premises B Rent Commencement Date, the Premises C Rent Commencement Date and Termination Dates of this Lease are as specified in Sections 1.10 and 1.11.

     Notwithstanding anything herein to the contrary, the Premises B Commencement Date and the Premises C Commencement Date shall be affected as follows:

     (i) If Tenant shall be in default of the Lease on the day immediately preceding the Premises B Commencement Date, and Tenant shall have failed to cure the default within the Special Cure Period (as hereinafter defined), then, at Landlord's option, in Landlord's sole discretion, upon written notice by Landlord to Tenant, Premises B shall not be tendered to Tenant and shall not be incorporated into the Premises, and all references in this

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Lease to Premises B shall be null and void and of no further force or effect.
For purposes of this Section 3.1, the Special Cure Period shall be a period of ten(10) days after notice by Landlord has been deemed given in accordance with
Section 41 of the Lease.

     (ii) If Tenant shall not be in default of the Lease on the day immediately preceding the Premises B Commencement Date, then the Premises B Commencement Date shall be the date on which Landlord shall deliver possession of the Premises B to Tenant, vacant, free of all occupants, and with substantially the same tenant improvements, and in substantially the same condition, as.of the date of this Lease,

     (iii) If Tenant shall be in default of the Lease on the day immediately preceding the Premises C Commencement Date, and Tenant shall have failed to cure the default within the Special Cure Period, then, at Landlord's option, in Landlord's sole discretion, upon written notice by Landlord to Tenant, Premises C shall not be tendered to Tenant and shall not be incorporated into the Premises, and all references in this Lease to Premises C shall be null and void and of no further force or effect.

     (iv) If Tenant shall not be in default of the Lease on the day immediately preceding the Premises C Commencement Date and Tenant shall then have rights of use or occupancy of the Premises C pursuant to that certain Amended and Restated Sublease between Tenant, as sublessee, and Innovation Associates, Inc., as sublessor, dated July 6, 1999_ (the "Innovation Sublease"), then the Premises C Commencement Date shall be the earlier of (i) January 14, 2001, or (ii) the termination date of that certain Lease between Landlord and Innovation Associates dated December ____, 1995 for Premises C.

     (v) If Tenant shall not be in default of the Lease on the day immediately preceding the Premises C Commencement Date, but Tenant shall not have rights of use or occupancy of the Premises C pursuant to the Innovation Sublease or the Innovation Sublease shall not be in force or effect, then the Premises C Commencement Date shall be the date on which Landlord shall deliver possession of the Premises C to Tenant, vacant, free of all occupants.

     Tenant shall, within five (5) business days after Landlord's request, complete and execute the Verification Letter attached hereto as Exhibit "B" and deliver it to Landlord. Tenant's failure to execute the Verification Letter within said five (5) business day period shall be a material default hereunder and shall constitute Tenant's acknowledgement of the truth of the facts contained in the letter delivered by Landlord to Tenant.

     3.1   (b) Landlord's Work. Intentionally omitted.

           (c) Tenant Improvement Allowance. Landlord shall reimburse Tenant up to an aggregate of Sixty-Seven Thousand Nine Hundred ($67,900.00) Dollars (the "Tenant Improvement


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Allowance") toward the cost of leasehold improvements to be made by Tenant to
Premises B("Tenant's Premises B Work"), which costs may include construction costs, design and engineering fees, permitting costs, project management costs, and costs for fixtures, carpeting and cabling. Tenant's Premises B Work shall be done in accordance with the terms and conditions of the Lease, including without limitation, Section 7.3 of the Lease. Landlord shall reimburse Tenant the Tenant Improvement Allowance as follows:

     (1) Provided that Tenant is not in default, beyond the expiration of any applicable grace periods, of its obligations under the Lease at the time that Tenant requests reimbursement of the Tenant Improvement Allowance, Landlord shall reimburse Tenant the amount of the cost of the Premises B Work requested in the Requisition submitted by Tenant to Landlord within thirty (30) days of submission thereof by Tenant to Landlord.

     (2) For the purposes hereof, the "Requisition" shall mean written documentation, including without limitation the general contractor's Final Application and Certificate for Payment on AIA Form G702, invoices from other suppliers of material or labor showing in reasonable detail the costs of Tenant's Premises B Work, and final lien waivers from the general contractor and all major subcontractors or other major suppliers of labor or material (aggregate value of $5,000 or more),in form reasonably satisfactory to Landlord, certifying that all work covered by the requisitions has been fully paid by Tenant, together with the Architect's Certificates of Substantial and Final Completion, a Certificate of Occupancy and as-built plans for Tenant's Premises B Work.

     3.2 Delay in Possession. Notwithstanding the Commencement Dates specified in Section 1.11, if for any reason Landlord cannot deliver possession of the Premises to Tenant on said dates, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder; provided, however, in such a case, Tenant shall not be obligated to pay rent or additional rent or perform any other obligation of Tenant under this Lease, except as may be otherwise provided in this Lease, until possession of the Premises is tendered to Tenant.

     Notwithstanding anything herein to the contrary, if Landlord shall not deliver the Premises A to Tenant on or before one hundred twenty (120) days after the execution of this Lease by Tenant, Tenant, at its election, shall have the right to terminate this Lease as to the Premises A thirty (30) days after the giving of such notice, and this Lease shall terminate as to Premises A thirty (30) days thereafter (the "Premises A Early Termination Date"); provided, however, if the Premises A shall be tendered to Tenant prior to the Premises A Early Termination Date, the termination shall be null and void and this Lease shall

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remain in full force and effect as to Premises A. If Tenant exercises its right of early termination as provided above, such exercise shall be Tenant's sole and exclusive remedy, at law or in equity, for Landlord's failure to deliver the Premises A to Tenant as contemplated by this Lease provided Landlord shall have returned to Tenant the Security Deposit, if any, previously delivered to Landlord by Tenant with respect to Premises A.

     Notwithstanding anything herein to the contrary, if Landlord shall not deliver the Premises B to Tenant on or before one hundred twenty (120) days after November 1, 2000_, Tenant, at its election, shall have the right to terminate this Lease as to the Premises B thirty (30) days after the giving of such notice, and this Lease shall terminate as to Premises B thirty (30) days thereafter (the "Premises B Early Termination Date"); provided, however, if the Premises B shall be tendered to Tenant prior to the Premises B Early Termination Date, the termination shall be null and void and this Lease shall remain in full force and effect as to Premises B. If Tenant exercises its right of early termination as provided above, such exercise shall be Tenant's sole and exclusive remedy, at law or in equity, for Landlord's failure to deliver the Premises B to Tenant as contemplated by this Lease provided Landlord shall have returned to Tenant the Security Deposit, if any, previously delivered to Landlord by Tenant with respect to Premises B.

     3.3  Delays Caused by Tenant. Intentionally omitted.

     3.4  Early Possession. Intentionally omitted.

     3.5 Extension Option. See Exhibit E attached hereto and incorporated herein by reference.

4.   Rent.

     4.1 Base Rent. Subject to the provisions of Section 3.2 hereof, Tenant shall pay to Landlord the Base Rent for the Premises set forth in Section 1.12, without offset or deduction commencing the Premises A Rent Commencement Date and thereafter on the first day of each calendar month. Base Rent for any period during the term hereof which is for less than one month shall be prorated based upon the actual number of days of the calendar month involved. Base Rent and all other amounts payable to Landlord hereunder shall be payable to Landlord in lawful money of the United States, and Tenant shall be responsible for delivering said amounts to Landlord at the address stated herein or to such other persons or to such other places as Landlord may designate in writing.

     4.2 Operating Expense Increases. Tenant shall pay to Landlord during the term hereof, in addition to the Base Rent, Tenant's Share of the amount by which all Operating Expenses for each Comparison Year exceeds the amount of all Operating Expenses


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for the Base Year. Tenant's Share of Operating Expense increases shall be determined in accordance with the following provisions:

          (a) "Tenant's Share" is defined as the percentage set forth in Section 1.15, which percentage has been determined by dividing the number of rentable square feet in the Premises by ninety-five percent (95%) of the total number of rentable square feet in the Building and multiplying the resulting quotient by one hundred (100). In the event that the number of rentable square feet in the Building or the Premises changes, Tenant's Share shall be adjusted in the year the change occurs, and Tenant's Share for such year shall be determined on the basis of the days during such year that each Tenant's Share was in effect.

          (b) "Comparison Year" is defined as each calendar year during the term of this Lease after the Base Year. Tenant's Share of the Operating Expense increases for the last or any partial Comparison Year of the Lease Term shall be prorated according to that portion of such Comparison Year as to which Tenant is responsible for a share of such increase.

          (c) "Operating Expenses" shall include all costs, expenses and fees incurred by Landlord in connection with or attributable to the Property and the fairly allocated share of Operating Expenses of the Office Park, including but not limited to, the following items: (i) all costs, expenses and fees associated with or attributable to the ownership, management, operation, repair, maintenance, improvement, alteration and replacement of the Property and the Common Areas of the Office Park, or any part thereof, including but not limited to, the following: (A) all surfaces, coverings, decorative items, carpets, drapes, window coverings, parking areas, loading and unloading areas, trash areas, roadways, sidewalks, stairways, landscaped areas, striping, bumpers, irrigation systems, lighting facilities, building exteriors and roofs, fences and gates; (B) all heating, ventilating and air conditioning equipment ("HVAC") (including, but not limited to, the cost of replacing or retrofitting HVAC equipment to comply with laws regulating or prohibiting the use or release of chlorofluorocarbons or hydrochlorofluorocarbons), plumbing, mechanical, electrical systems, life safety systems and equipment, telecommunication equipment, elevators, escalators, tenant directories, fire detection systems including sprinkler system maintenance and repair; (ii) the cost of trash disposal, janitorial services and security services and systems; (iii) the cost of all insurance purchased by Landlord and enumerated in Section 8 of this Lease, including any deductibles; (iv) the cost of water, sewer, gas, electricity, and other utilities available at the Office Park and paid by Landlord; (v) the cost of labor, salaries and applicable fringe benefits incurred by Landlord, provided that no costs attributable to any employee of Landlord or its managing agent, who is higher than the grade of Vice President - Operations, or equivalent position; (vi) the cost of materials, supplies and tools used in managing, maintaining and/or cleaning the Office Park; (vii) the cost of accounting fees, management fees, legal

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fees and consulting fees attributable to the ownership, operation, management, maintenance and repair of the Office Park plus the cost of any space occupied by the property manager and leasing agent (if Landlord is the property manager, Landlord shall be entitled to receive a fair market management fee); (viii) the cost of replacing, modifying and/or adding improvements or equipment mandated by any law, statute, regulation or directive of any governmental agency and any repairs or removals necessitated thereby (including, but not limited to, the cost of complying with the Americans With Disabilities Act); (ix) payments made by Landlord under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the payment or sharing of costs among property owners; (x) any business property taxes or personal property taxes imposed upon the fixtures, machinery, equipment, furniture and personal property used in connection with the operation of the Office Park; (xi) the cost of all business licenses, any gross receipt taxes based on rental income or other payments received by Landlord, commercial rental taxes or any similar taxes or fees; (xii) transportation taxes, fees or assessments, including but not limited to, mass transportation fees, metrorail fees, trip fees, regional and transportation district fees, (xiii) all costs and expenses associated with or related to the implementation by Landlord of any transportation demand management program or similar program; (xiv) fees assessed by any air quality management district or other governmental or quasi-governmental entity regulating pollution; (xv) the cost of installing intrabuilding network cabling ("INC") and maintaining, repairing, securing and replacing existing INC; and (xvi) the cost of any other service provided by Landlord to all tenants of the Office Park or any cost that is elsewhere stated in this Lease to be an "Operating Expense." Real Property Taxes shall be paid in accordance with Section 10 below and shall not be included in Operating Expenses.

          (d) Operating Expenses shall not include (i) any expenses paid by any tenant directly to third parties, or as to which Landlord is otherwise reimbursed by any third party or by insurance proceeds; (ii) any ground or underlying lease rental; (iii) bad debt expenses and interest, principal, points and fees on debts or amortization on any mortgage or other debt instrument encumbering the Property or the Office Park; (iv) depreciation, amortization and interest payments, except on equipment, materials, tools, supplies and vendor-type equipment leased or purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party's services, all as determined in accordance with generally accepted accounting principles, consistently applied, and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life; (v) advertising and promotional expenditures, and costs of acquisition and maintenance of signs in or on the Building or the Office Park identifying the owner of the Building or other


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tenants; (vi) marketing costs, including leasing commissions, attorneys' fees in connection with the negotiation and preparation of letters of intent , leases, subleases and/or assignments, space planning costs and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building or the Office Park; (vii).costs, including permit, license and inspection costs, incurred with respect to the installation of tenants' or other occupants improvements or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building or the Office Park; (viii) costs in connection with services or other benefits that are not offered to Tenant or for which Tenant is charged for directly; (ix) costs incurred by Landlord due to the violation by Landlord or any tenant of the terms and conditions of any lease of space in the Building or the Office Park; (x) rent for any office space occupied by Building or Office Park management personnel to the extent the size or rental rate for such office space exceed the size or fair market rental value of office space occupied by management personnel of comparable buildings in the vicinity of the Building;
(xi) amounts paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Building or the Office Park to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis; (xii) Landlord's general corporate overhead and general and administrative expenses; (xiii) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord;
(xiv) services provided, taxes, attributable to, and costs incurred in connection with the operation of any retail or restaurant operations for the Building or Office Park; (xv) costs arising from Landlord's charitable or political contributions; and (xvi) costs associated with the operation of the business of the entity which constitutes Landlord as the same are distinguished from the costs of operation of the Building or the Office Park, including accounting and legal matters, costs of defending any lawsuits with any mortgagees (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Building or the Office Park, costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Building or Office Park management or between Landlord and other tenants or occupants.

          (e) If the cost incurred in making an improvement or replacing any equipment is not fully deductible as an expense in the year incurred in accordance with generally accepted accounting principles, the cost shall be amortized over the useful life of the improvement or equipment, as reasonably determined by Landlord, together with an interest factor on the unamortized cost of such item equal to the lesser of (i) twelve percent (12%) per annum or (ii) the maximum rate of interest permitted by applicable law.

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          (f) Tenant's Share of Operating Expense increases shall be payable by
Tenant within thirty (30) days after a reasonably detailed statement of actual expenses is presented to Tenant by Landlord. Landlord, upon Tenant's written request, will supply reasonable back-up to the statement. At Landlord's option, however, Landlord may, from time to time, but no more often than two (2) times in any calendar year, estimate what Tenant's Share of Operating Expense increases will be, and the same shall be payable by Tenant monthly during each Comparison Year of the Lease term, on the same day as the Base Rent is due hereunder. In the event that Tenant pays Landlord's estimate of Tenant's Share of Operating Expense increases, Landlord shall use its best efforts to deliver to Tenant within one hundred twenty (120) days after the expiration of each Comparison Year a reasonably detailed statement showing Tenant's Share of the actual Operating Expense increases incurred during such year. Landlord's failure to deliver the statement to Tenant within said period shall not constitute Landlord's waiver of its right to collect said amounts or otherwise prejudice Landlord's rights hereunder. If Tenant's payments under this Section 4.2(f) during said Comparison Year exceed Tenant's Share as indicated on said statement, Tenant shall be entitled to credit the amount of such overpayment against Tenant's Share of Operating Expense increases next falling due. If Tenant's payments under this Section 4.2(f) during said Comparison Year were less than Tenant's Share as indicated on said statement, Tenant shall pay to Landlord the amount of the deficiency within thirty (30) days after delivery by Landlord to Tenant of said statement. Landlord and Tenant shall forthwith adjust between them by cash payment any balance determined to exist with respect to that portion of the last Comparison Year for which Tenant is responsible for Operating Expense increases, notwithstanding that the Lease term may have terminated before the end of such Comparison Year; and this provision shall survive the expiration or earlier termination of the Lease. Notwithstanding anything herein to the contrary, Landlord shall deliver to Tenant the final statement with respect to the last Comparison Year for which Tenant is responsible for Operating Expense increases upon the Termination Date of the Lease on or before six (6) months after the end of Landlord's fiscal year applicable to said last Comparison Year.

          (g) The computation of Tenant's Share of Operating Expense increases is intended to provide a formula for the sharing of costs by Landlord and Tenant and will not necessarily result in the reimbursement to Landlord of the exact costs it has incurred; provided, however, Landlord agrees that (i) it will not collect or be entitled to collect Operating Expenses from all of the tenants in the Building in an aggregate amount which is in excess of one hundred percent (100%) of the Operating Expenses actually paid by Landlord in connection with the operation of the Property and the Building, and (ii) Landlord shall make no profit from Landlord's collection of Operating Expenses as herein provided.

     4.3  Base Rent Increase. Intentionally Deleted.

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5. Security Deposit. Tenant shall deliver to Landlord at the time of execution of this Lease by Tenant the security deposit set forth in Section 1.14 corresponding to Premises A, and on or before thirty (30) days prior to the earlier of the (a) Premises B Commencement Date or (b) Premises C Commencement Date the security deposit set forth in Section 1.14 pertaining to Premises B or Premises C, both as security for Tenant's faithful performance of Tenant's obligations hereunder. If Tenant fails to pay Base Rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, which failure or default is not cured within applicable cure periods, if any, Landlord may use all or any portion of said deposit for the payment of any Base Rent or other charge due hereunder, to pay any other sum to which Landlord may become obligated by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of said deposit, Tenant shall within ten (10) days after written demand therefor deposit cash with Landlord in an amount sufficient to restore said deposit to its full amount. Landlord shall not be required to keep said security deposit separate from its general accounts; provided, however, Landlord shall keep the security deposit in an interest-bearing account and Tenant shall be entitled upon the termination of the Lease to any and all interest earned thereon provided Tenant is entitled to the return of the Security Deposit as herein provided. If Tenant performs all of Tenant's obligations hereunder, said deposit, or so much thereof as has not heretofore been applied by Landlord, shall be returned, without payment of interest or other amount for its use, to Tenant (or, at Landlord's option, to the last assignee, if any, of Tenant's interest hereunder) at the expiration of the term hereof, and after Tenant has vacated the Premises. No trust relationship is created herein between Landlord and Tenant with respect to said security deposit. Tenant acknowledges that the security deposit is not an advance payment of any kind or a measure of Landlord's damages in the event of Tenant's default. Tenant hereby waives the provisions of any law which is inconsistent with this
Section 5.

     6.  Use.

     6.1 Use. The Premises shall be used and occupied only for the purpose set forth in Section 1.9 and for no other purpose. If Section 1.9 gives Tenant the right to use the Premises for general office use, by way of example and not limitation, general office use shall not include medical office use or any similar use, laboratory use, classroom use, any use not characterized by applicable zoning and land use restrictions as general office use, or any use which would require Landlord or Tenant to obtain a conditional use permit or variance from any federal, state or local authority; provided, however, Tenant may use the Premises for internal training of its on-site employees and may conduct occasional training of its off-site customers and partners for no more than 20 people at a time, and further provided that Tenant shall not use at any time more than the Number of Tenant Parking Spaces set forth in Section 1.17 hereof. Notwithstanding any permitted use inserted in Section 1.9, Tenant shall not use the Premises for any purpose, which would violate the Office Park's certificate of occupancy, any conditional use permit or variance applicable to the Office Park or violate any covenants, conditions or other restrictions applicable to the Office Park. Landlord represents to Tenant that the Use permitted hereunder does not violate any of the foregoing. No exclusive use has been granted to Tenant hereunder

     6.2 Compliance with Law. Tenant shall, at Tenant's sole expense, promptly comply with all applicable laws, ordinances, rules, regulations, orders, certificates of occupancy, conditional use or other permits, variances, covenants and restrictions of record, the recommendations of Landlord's engineers or other consultants, and requirements of any fire insurance underwriters, rating bureaus or government agencies, now in effect or which may hereafter come into effect, whether or not they reflect a change in policy from that now existing, during the term or any part of the term hereof ("Requirements"), relating in any manner to the Premises and the occupation and use by Tenant of the Premises; provided, however, that Tenant shall have no obligation to make any structural alterations to the Premises or the Building to comply with any of the foregoing unless such alterations are required as the result of Tenant's particular use (i.e. other than general office use) of the Premises. Tenant shall, at Tenant's sole expense, comply with all requirements of the Americans With Disabilities Act that relate to the Premises, and all federal, state and local laws and regulations governing occupational safety and health relating to Tenant's use of the Premises. Landlord shall comply with all Requirements applicable to the Maintenance of the Building for general office use. Tenant shall conduct its business and use the Premises in a lawful manner and shall not use or permit the use of the Premises or the Common Areas in any manner that will tend to create waste or a nuisance or shall tend to disturb other occupants of the Office Park. Tenant shall obtain, at its sole expense, any permit or other governmental authorization required to operate its business from the Premises. Landlord shall not be liable for the failure of any other tenant or person to abide by the requirements of this section or to otherwise comply with applicable laws and regulations, and Tenant shall not be excused from the performance of its obligations under this Lease due to such a failure.

     6.3 Condition of Premises. Except as otherwise provided herein, Tenant hereby accepts the Premises and the Building in their condition existing as of the date this Lease is executed by Landlord and Tenant, subject to all applicable federal, state and local laws, ordinances, regulations and permits governing the use of the Premises, the Office Park's certificate of occupancy, any applicable conditional use permits or variances, and any easements, covenants or restrictions affecting the use of the

Premises or the Office Park. Tenant acknowledges that it has satisfied itself by its own independent investigation that the Premises and the Office Park are suitable for its intended use, and that neither Landlord nor Landlord's agents has made any representation or warranty as to the present or future suitability of the Premises, or the Building for the conduct of Tenant's business.

7.   Maintenance, Repairs and Alterations.

     7.1 Landlord's Obligations. Landlord shall keep the Building (excluding the interior of the Premises and space leased to other occupants of the Building) and the Common Areas of the Property in good condition and repair. If plumbing pipes, electrical wiring, HVAC ducts or vents within the Premises are in need of repair, Tenant shall immediately notify Landlord, and Landlord shall cause the repairs to be completed within a reasonable time at Landlord's sole cost and expense except to the extent that the repairs were made necessary by the negligence or willful misconduct of Tenant, its employees, agents, contractors or invitees. Tenant shall, at its sole cost and expense, be responsible for the repair and maintenance of any supplementary HVAC or other such system installed in the Premises at Tenant's request and exclusively serving the Premises, except to the extent the repairs were made necessary by the negligence or wilful misconduct of Landlord, its employees, agents or contractors. Except as provided in Section 9.3, there shall be no abatement of rent or liability to Tenant on account of any injury or interference with Tenant's business with respect to any improvements, alterations or repairs made by Landlord to the Property or any part thereof. Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Property in good order, condition and repair.

     7.2  Tenant's Obligations.

          (a) Subject to the requirements of Section 7.3, Tenant shall be responsible for keeping the Premises in good condition and repair, at Tenant's sole expense. By way of example, and not limitation, Tenant shall be responsible, at Tenant's sole expense, for repairing and/or replacing, carpet, marble, tile or other flooring, paint, wall coverings, corridor and interior doors and door hardware, telephone and computer equipment, interior glass, window treatments, ceiling tiles, shelving, cabinets, millwork and other tenant improvements. In addition, Tenant shall be responsible for the installation, maintenance and repair of all telephone, computer and related cabling from the telephone terminal room on the floor on which the Premises is located to and throughout the Premises, and Tenant shall be responsible for any loss, cost, damage, liability and expense (including reasonable attorneys' fees) arising out of or related to the installation, maintenance, repair and replacement of such cabling. If Tenant fails to keep the Premises in good condition and repair, Landlord may, but shall not be obligated to, make any necessary repairs, provided that Landlord has first given Tenant fifteen (15) days prior written notice (except in the case of an emergency) of its intention to make such repairs. If Landlord makes such repairs, Landlord may bill Tenant for the cost of the repairs as additional rent, and said additional rent shall be payable by Tenant within ten (10) days.

           (b) On the last day of the term hereof, or on any sooner termination, Tenant shall surrender the Premises to Landlord in the same condition as received, ordinary wear and tear excepted, clean and free of debris and Tenant's personal property. Tenant shall repair any damage to the Premises occasioned by the installation or removal of Tenant's personal property, trade fixtures, furnishings and equipment. Tenant shall leave the electrical distribution systems, plumbing systems, lighting fixtures, HVAC ducts and vents, window treatments, wall coverings, carpets and other floor coverings, doors and door hardware, millwork, ceilings and other tenant improvements at the Premises and in the same condition as received, ordinary wear and tear excepted.

     7.3   Alterations and Additions.

           (a) Tenant shall not, without Landlord's prior written consent, not to be unreasonably withheld or delayed, make any alterations, improvements, additions, utility installations or repairs (hereinafter collectively referred to as "Alterations") in, on or about the Premises or the Property. Alterations shall include, but shall not be limited to, the installation or alteration of security or fire protection systems, communication systems, millwork, shelving, file retrieval or storage systems, carpeting or other floor covering, window and wall coverings, electrical distribution systems, lighting fixtures, telephone system wiring or computer system wiring, HVAC and plumbing. At the expiration of theTerm of the Lease, Landlord may require the removal of any Alterations installed by Tenant and the restoration of the Premises and the Building to their prior condition, at Tenant's expense, unless at the time of any such installation, Landlord shall agree that Tenant shall not be obligated to remove such Alterations. If a work letter agreement is entered into by Landlord and Tenant, Tenant shall not be obligated to remove the tenant improvements constructed in accordance with the work letter agreement. If, as a result of any Alteration made by Tenant, Landlord is obligated to comply with the Americans With Disabilities Act or any other law or regulation and such compliance requires Landlord to make any improvement or Alteration to any portion of the Office Park, as a condition to Landlord's consent, Landlord shall have the right to require Tenant to pay to Landlord prior to the construction of any Alteration by Tenant, the entire cost of any improvement or alteration Landlord is obligated to complete by such law or regulation. Should Landlord permit Tenant to make its own Alterations, Tenant shall use only such contractor as has been expressly approved by Landlord, which approval shall not be unreasonably withheld or delayed and Landlord may require Tenant to provide to Landlord, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of such Alterations for any Alterations estimated to cost $25,000.00 or more, to insure Landlord against any liability for mechanic's and materialmen's liens and to insure completion of the work. Should Tenant make any Alterations without the prior approval of Landlord, or use a contractor not expressly approved by Landlord, Landlord may, at any time during the term of this Lease, require that Tenant remove all or part of the Alterations and return the Premises to the condition it was in prior to the making of the Alterations. In the event Tenant makes any Alterations, Tenant agrees to obtain or cause its contractor to obtain, prior to the commencement of any work, "builders all risk" insurance in an amount reasonably approved by Landlord and workers compensation insurance.

          (b) Any Alterations in or about the Premises that Tenant shall desire to make shall be presented to Landlord in written form, with plans and specifications which are sufficiently detailed to obtain a building permit, if required. If Landlord consents to an Alteration, the consent shall be deemed conditioned upon Tenant acquiring a building permit from the applicable governmental agencies, furnishing a copy thereof to Landlord prior to the commencement of the work, and compliance by Tenant with all conditions of said permit in a prompt and expeditious manner. Tenant shall provide Landlord with as-built plans and specifications for any Alterations made to the Premises.

          (c) Tenant shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use in the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises or the Office Park, or any interest therein. If Tenant shall, in good faith, contest the validity of any such lien, Tenant shall furnish to Landlord a surety bond satisfactory to Landlord in an amount equal to not less than one and one quarter times the amount of such contested lien claim indemnifying Landlord against liability arising out of such lien or claim. Such bond shall be sufficient in form and amount to free the Office Park from the effect of such lien. In addition, Landlord may require Tenant to pay Landlord's reasonable attorneys' fees and costs in participating in such action, if Landlord's participation is required or desirable.

          (d) Tenant shall give Landlord not less than ten (10) days' advance written notice prior to the commencement of any work in the Premises by Tenant, and Landlord shall have the right to post notices of non-responsibility in or on the Premises or the Office Park.

           (e) All Alterations (whether or not such Alterations constitute trade fixtures of Tenant) which may be made to the Premises by Tenant shall be paid for by Tenant, at Tenant's sole expense, and shall be made and done in a good and workmanlike manner and with new or like-new materials reasonably satisfactory to Landlord, and such Alteration shall be the property of Landlord and remain upon and be surrendered with the Premises at the expiration of the Lease term, unless Landlord requires their removal pursuant to Section 7.3(a). Provided Tenant is not in default of this Lease, Tenant's personal property and equipment, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises or the Building, shall remain the property of Tenant and may be removed by Tenant subject to the provisions of
Section 7.2(b); provided, however, if Tenant is in default of this Lease, Tenant's equipment lessors or other secured lenders shall in such event be entitled to remove Tenant's personal property and equipment, subject to the provisions of Section 7.2(b) hereof; provided further, however, none of said personal property or equipment of Tenant or Tenant's Property shall be subsequently reinstalled or relocated or used in another location by or for the benefit of Tenant.

           (f) Notwithstanding anything herein to the contrary, Tenant, at Tenant's sole cost and expense, and subject to and in accordance with the provisions of this Section 7.3, including without limitation the prior approval by Landlord of Tenant's plans and specifications for same, shall be entitled to make the Alterations more specifically set forth in Exhibit "G" attached hereto and incorporated herein, relating to the installation of a standby diesel-powered generator on the roof of the building, two fuel storage tanks, a power supply and associated cabling and piping.

     7.4 Failure of Tenant to Remove Property. If this Lease is terminated due to the expiration of its term or otherwise, and Tenant fails to remove its property as required by Section 7.2(b), in addition to any other remedies available to Landlord under this Lease, and subject to any other right or remedy Landlord may have under applicable law, Landlord may remove any property of Tenant from the Premises and store the same elsewhere at the expense and risk of Tenant.

8.   Insurance.

     8.1   Insurance-Tenant.

           (a) Tenant shall obtain and keep in force during the term of this Lease a commercial general liability policy of insurance with coverages reasonably acceptable to Landlord, which, by way of example and not limitation, protects Tenant and Landlord (as an additional insured) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $2,000,000 per occurrence with an "Additional Insured-Managers and Landlords of Premises Endorsement" and contain the "Amendment of the Pollution Exclusion" for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Tenant's indemnity obligations under this Lease.

           (b) Tenant shall obtain and keep in force during the term of this Lease extended coverage property insurance with coverages reasonably acceptable to Landlord. Said insurance shall be written on a one hundred percent (100%) replacement cost basis on Tenant's personal property, all tenant improvements installed at the Premises by Landlord or Tenant, Tenant's trade fixtures and other property. Such policies shall provide protection against any peril included within the classification "fire and extended coverage," against vandalism and malicious mischief, theft, sprinkler leakage, earthquake damage and flood damage. If this Lease is terminated as the result of a casualty in accordance with Section 9, the proceeds of said insurance attributable to the replacement of all tenant improvements at the Premises shall be paid to Landlord.

           (c) Tenant shall, at all times during the term hereof, maintain in effect workers' compensation insurance as required by applicable law and business interruption and extra expense insurance reasonably satisfactory to Landlord.

     8.2   Insurance-Landlord.

           (a) Landlord shall obtain and keep in force a policy of general liability insurance with coverage against such risks and in such amounts as Landlord deems advisable insuring Landlord against liability arising out of the ownership, operation and management of the Office Park.

          (b) Landlord shall also obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Property in the amount of one hundred percent (100%) of the full replacement cost thereof, as determined by Landlord from time to time. The terms and conditions of said policies and the perils and risks covered thereby shall be determined by Landlord, from time to time, in Landlord's sole discretion. In addition, at Landlord's option, Landlord shall obtain and keep in force, during the term of this Lease, a policy of rental interruption insurance, with loss payable to Landlord, which insurance shall, at Landlord's option, also cover all Operating Expenses. At Landlord's option, Landlord may obtain insurance coverages and/or bonds related to the operation of the parking areas. At Landlord's option, Landlord may obtain coverage for flood and earthquake damages. In addition, Landlord shall have the right to obtain such additional insurance as is customarily carried by owners or operators of other comparable office buildings in the geographical area of the Office Park. Tenant will not be named as an additional insured in any insurance policies carried by Landlord and shall have no right to any proceeds therefrom. The policies purchased by Landlord shall contain such deductibles as Landlord may determine. In addition to amounts payable by Tenant in accordance with Section 4.2, Tenant shall pay any increase in the property insurance premiums for the Office Park over what was payable immediately prior to the increase to the extent the increase is specified by Landlord's insurance carrier as being caused by the nature of Tenant's occupancy or any act or omission of Tenant.

     8.3 Insurance Policies. Upon Landlord's request Tenant shall deliver to Landlord copies of the insurance policies required under Section 8.1 and shall deliver Certificates of Insurance within fifteen (15) days prior to the Commencement Date of this Lease, and Landlord shall have the right to approve the terms and conditions of said policies. Tenant's insurance policies shall not be cancelable or subject to reduction of coverage or other adverse modification except after thirty (30) days prior written notice to Landlord. Tenant shall, at least thirty (30) days prior to the expiration of such policies, furnish Landlord with renewals thereof. Tenant's insurance policies shall be issued by insurance companies authorized to do business in the state in which the Office Park is located, and said companies shall maintain during the policy term a "General Policyholder's Rating" of at least A X (or such other rating as may be required by any lender having a lien on the Office Park) as set forth in the most recent edition of "Best Insurance Reports." All insurance obtained by Tenant shall be primary to and not contributory with any similar insurance carried by Landlord, whose insurance shall be considered excess insurance only. Landlord, and at Landlord's option, the holder of any mortgage or deed of trust encumbering the Office Park and any person or entity managing the Office Park on behalf of Landlord, shall be named as an additional insured on all insurance policies Tenant is obligated to obtain by Section 8.1 above. Tenant's insurance policies shall not include deductibles in excess of Five Thousand Dollars ($5,000).

     8.4 Waiver of Subrogation. Landlord waives any and all rights of recovery against Tenant pursuant to the provisions of this Lease (for or arising out of damage to, or destruction of, the Property) if such damage is covered by Landlord's insurance policies then in force or the insurance policies Landlord has hereinbelow agreed to obtain, whether or not the insurance Landlord has agreed to obtain is then in force and effect, whichever is broader. Landlord's waiver shall not be limited by the amount of insurance then carried by Landlord or the deductibles applicable thereto (Landlord hereby agreeing to carry standard property damage insurance including damage by fire and extended perils). Tenant waives any and all rights of recovery against Landlord, Landlord's employees, agents and contractors for property damage if such damage is covered by Tenant's insurance policies then in force or the insurance policies Tenant is required to obtain by
Section 8.1 (whether or not the insurance Tenant is required to obtain by Section 8.1 is then in force and effect), whichever is broader. Tenant's waiver shall not be limited by the amount of insurance then carried by Tenant or the deductibles applicable thereto. Each Party shall cause the insurance policies it obtains in accordance with this Section 8 to provide that the insurance company waives all right of recovery by subrogation in connection with any property damage covered by such party's insurance policies covering property damage, consistent with the waivers provided in this Section 8.4.

     8.5 Coverage. Landlord makes no representation to Tenant that the limits or forms of coverage specified above or approved by Landlord are adequate to insure Tenant's property or Tenant's obligations under this Lease, and the limits of any insurance carried by Tenant shall not limit Tenant's obligations or liability under any indemnity provision included in this Lease or under any other provision of this Lease.

9.   Damage or Destruction.

     9.1 Effect of Damage or Destruction. If all or part of the Building is damaged by fire, earthquake, flood, explosion, the elements, riot, the release or existence of Hazardous Substances (as defined below) or by any other cause whatsoever (hereinafter collectively referred to as "damages"), but the damages are not material (as defined in Section 9.2 below), Landlord shall repair the damages to the Building as soon as is reasonably possible, and this Lease shall remain in full force and effect. If all or part of the Building is destroyed or materially damaged (as defined in Section 9.2 below), Landlord shall have the right, in its sole and complete discretion, to repair or to rebuild the Building or to terminate this Lease. Landlord shall within sixty (60) days after the occurrence of such material damage or destruction notify Tenant in writing of Landlord's intention to repair or to rebuild or to terminate this Lease. Tenant shall in no event be entitled to compensation or damages on account of annoyance or inconvenience in making any repairs, or on account of construction, or on account of Landlord's election to terminate this Lease. Notwithstanding the foregoing, if Landlord shall elect to rebuild or repair the Building, but in good faith determines that the Premises cannot be rebuilt or repaired within two hundred ten (210) days after the date of the occurrence of the damage or destruction, without payment of overtime or other premiums, and the damage to the Building will render the entire Premises unusable during said two hundred ten (210) day period, Landlord shall notify Tenant thereof in writing at the time of Landlord's election to rebuild or repair, and Tenant shall thereafter have a period of thirty (30)) days within which Tenant may elect to terminate this Lease by written notice to Landlord on or before the last day of such 30-day period. Tenant's termination right described in the preceding sentence shall not apply if the damage was caused by the negligent or intentional acts of Tenant or its employees, agents, contractors or invitees. Failure of Tenant to exercise said election within said period shall constitute Tenant's agreement to accept delivery of the Premises under this Lease whenever tendered by Landlord, provided Landlord thereafter pursues reconstruction or restoration diligently to completion, subject to delays beyond Landlord's reasonable control. Subject to
Section 9.3 below, if Landlord or Tenant terminates this Lease in accordance with this Section 9.1, Tenant shall continue to pay all Base Rent, Operating Expense increases and other amounts due hereunder which arise prior to the date of termination.

     Notwithstanding anything in this Section 9.1 to the contrary, if the casualty renders fifty percent (50%) or more of the Premises unusable for use or occupancy by Tenant for the conduct of Tenant's business, the casualty occurs during the last twelve (12) months of the Term of the Lease, and Tenant has not exercised its right to extend the Term of the Lease pursuant to Exhibit D hereto, then Tenant shall have the right to terminate the Lease by written notice to Landlord on or before thirty (30) days after Tenant shall have received notice of said casualty or of Landlord's intention to rebuild or restore the Premises as hereinabove provided.

     9.2 Definition of Material Damage. Damage to the Building shall be deemed material if, in Landlord's reasonable judgment, the uninsured cost of repairing the damage will exceed Twenty-Five Thousand Dollars ($25,000). If insurance proceeds are available to Landlord in an amount which is sufficient to pay the entire cost of repairing all of the damage to the Building, the damage shall be deemed material if the cost of repairing the damage exceeds One Hundred Thousand Dollars ($100,000). Damage to the Building shall also be deemed material if (a) the Building cannot be rebuilt or repaired to substantially the same condition it was in prior to the damage due to laws or regulations in effect at the time the repairs will be made, (b) the holder of any mortgage or deed of trust encumbering the Property requires that insurance proceeds available to repair the damage in excess of Twenty-Five Thousand Dollars ($25,000) be applied to the repayment of the indebtedness secured by the mortgage or the deed of trust, or
(c) the damage occurs during the last twelve (12) months of the Lease term.

     9.3 Abatement of Rent. If Landlord elects to repair damage to the Property and all or part of the Premises will be unusable or inaccessible to Tenant in the ordinary conduct of its business until the damage is repaired, and the damage was not caused by the negligence or intentional acts of Tenant or its employees, agents, contractors or invitees, Tenant's Base Rent and Tenant's Share of Operating Expense increases and Tenant's share of Real Property Tax increases, shall be abated until the repairs are completed in proportion to the amount of the Premises which is unusable or inaccessible to Tenant in the ordinary conduct of its business. Notwithstanding the foregoing, there shall be no abatement of Base Rent or Tenant's Share of Operating Expense increases by reason of any portion of the Premises being unusable or inaccessible for a period equal to five (5) consecutive business days or less.

     9.4 Tenant's Acts. If such damage or destruction occurs as a result of the negligence or the intentional acts of Tenant or Tenant's employees, agents, contractors or invitees, and the proceeds of insurance which are actually received by Landlord are not sufficient to pay for the repair of all of the damage, provided, however, if Landlord's mortgagee(s) shall retain all or any portion of the proceeds of insurance, for purposes of this Section 9.4, Landlord shall be deemed to have received such proceeds so retained, or to the extent Landlord failed to insure the Property at one hundred percent (100%) of full replacement cost, Tenant shall pay, at Tenant's sole cost and expense, to Landlord upon demand, the difference between the cost of repairing the damage and the insurance proceeds received by Landlord.

     9.5 Tenant's Property. As more fully set forth in Section 22, Landlord shall not be liable to Tenant or its employees, agents, contractors, invitees or customers for loss or damage to merchandise, tenant improvements, fixtures, automobiles, furniture, equipment, computers, files or other property (hereinafter collectively "Tenant's property") located at the Property, unless damaged due to the gross negligence or willful misconduct of Landlord, its employees or agents. Tenant shall repair or replace all of Tenant's property at Tenant's sole cost and expense. Tenant acknowledges that it is Tenant's sole responsibility to obtain adequate insurance coverage to compensate Tenant for damage to Tenant's property.

     9.6 Waiver. Landlord and Tenant hereby waive the provisions of any present or future statutes which relate to the termination of leases when leased property is damaged or destroyed and agree that such event shall be governed by the terms of this Lease.

10.  Real and Personal Property Taxes.

     10.1 Payment of Taxes. Tenant shall pay to Landlord during the term of this Lease, in addition to Base Rent and Tenant's Share of Operating Expense increases, Tenant's Share of the amount by which all "Real Property Taxes" (as defined in Section 10.2 below) for each Comparison Year exceeds the amount of all Real Property Taxes for the Base Year. Tenant's Share of Real Property Tax increases shall be payable by Tenant at the same time, in the same manner and under the same terms and conditions as Tenant pays Tenant's Share of Operating Expense increases as provided in Section 4.2(f) of this Lease. Landlord's statement as to Real Property Taxes to be paid by Tenant shall be accompanied by a copy of the applicable real property tax bill from the taxing authorities. Except as expressly provided in

Section 10.4 below, if the Real Property Taxes incurred during any Comparison Year are less than the Real Property Taxes incurred during the Base Year, Tenant shall not be entitled to receive any credit, offset, reduction or benefit as a result of said occurrence. Notwithstanding anything herein to the contrary, Landlord shall deliver to Tenant the final statement with respect to the last Comparison Year for which Tenant is responsible for Real Property Taxes upon the Termination Date of the Lease on or before six (6) months after the end of Landlord's fiscal year applicable to said last Comparison Year or within thirty
(30) days after receipt of the applicable tax bill from the taxing authority, if later.

     10.2 Definition of "Real Property Tax." As used herein, the term "Real Property Taxes" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, improvement bond or bonds imposed on the Property or any portion thereof by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Landlord in the Property or in any portion thereof, unless such tax is defined as an Operating Expense by Section 4.3(c).

     Notwithstanding anything to the contrary contained in the Lease, the following shall be excluded from Real Property Taxes and shall be paid solely by
Landlord: inheritance, estate, succession, transfer, gift, franchise, or capital stock, or any income taxes arising out of or related to ownership and operation of income-producing real estate, or any excise taxes imposed upon Landlord based upon gross or net rentals or other income received by it.

     10.3 Personal Property Taxes. Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises or related to Tenant's use of the Premises. If any of Tenant's personal property shall be assessed with Landlord's real or personal property, Tenant shall pay to Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement from Landlord setting forth the taxes applicable to Tenant's property. Notwithstanding the foregoing, Tenant shall have the right to defer such taxes in connection with any good faith contest of such taxes by Tenant so long as Landlord's interest in the Building is not subject to any lien. Tenant hereby indemnifies and holds Landlord harmless from and against any and all liabilities, damages, costs, fees and expenses, including reasonable attorneys fees, fines and penalties, which may be assessed against Landlord as a result of Tenant's deferral and contest of such Taxes.

     10.4 Reassessments. From time to time Landlord may challenge the assessed value of the Building and Land as determined by applicable taxing authorities and/or Landlord may attempt to cause the Real Property Taxes to be reduced on other grounds. If Landlord is successful in causing the Real Property Taxes to be reduced or in obtaining a refund, rebate, credit or similar benefit (hereinafter collectively referred to as a "reduction"), Landlord shall, after deducting the costs incurred by Landlord in causing the reduction to be made, credit the reduction(s) to Real Property Taxes for the calendar year to which a reduction applies and to recalculate the Real Property Taxes owed by Tenant for years after the year in which the reduction applies based on the reduced Real Property Taxes (if a reduction applies to Tenant's Base Year, the Base Year Real Property Taxes shall be reduced by the amount of the reduction and Tenant's Share of Real Property Tax increases shall be recalculated for all Comparison Years following the year of the reduction based on the lower Base Year amount). After deducting Landlord's expenses as hereinabove provided, Landlord shall refund to Tenant Tenant's share of the reduction of Real Property Taxes for the years to which any reductions apply.

11.  Utilities.

     11.1 Services Provided by Landlord. Subject to all governmental rules, regulations and guidelines applicable thereto, Landlord shall use its best efforts to provide HVAC to the Common Areas and the Premises during the times described in Section 11.4, reasonable amounts of electricity for normal lighting to the Common Area, replacement light bulbs and/or fluorescent tubes and ballasts for standard overhead fixtures in the Common Area, water in the Premises or in the Common Area for reasonable and normal drinking and lavatory use, and building standard janitorial services.

     11.2  Intrabuilding Network Cabling. Intentionally Deleted.

     11.3 Services Exclusive to Tenant. Tenant shall pay for all electricity, water, gas, heat, heat pump fuel costs and charges, telephone and other utilities and services supplied and/or metered exclusively to the Premises or to Tenant, without markup by Landlord, together with any taxes thereon. If any such services are not separately metered to the Premises, Tenant shall pay, at Landlord's option, either Tenant's Share or a reasonable proportion to be determined by Landlord of all charges jointly metered with other premises in the Building.

     11.4 Hours of Service. Building services shall be provided Monday through Friday from 8:00 a.m. to 6:00 p.m. and Saturdays from 9:00 a.m. to 1:00 p.m., except essential services such as electricity and elevator service shall be provided 24 hours per day 7 days per week. Janitorial services shall be provided Monday through Friday. Other Building services, if any, except essential services such as electricity and elevator service, shall not be provided at other times or on nationally recognized holidays. Nationally recognized holidays shall include, but shall not necessarily be limited to, New Years Day, Martin Luther King Jr. Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

     11.5 Excess Usage by Tenant. Notwithstanding the use set forth in Section 1.9, Tenant shall not use Building utilities or services in excess of those used by the average office building tenant using its premises for ordinary office use. Tenant shall not install at the Premises office machines, lighting fixtures or other equipment which will generate above average heat, noise or vibration at the Premises or which will adversely effect the Building's HVAC system, except as previously, or may in the future, be approved in writing by Landlord. If Tenant does use Building utilities or services in excess of those used by the average office building tenant, Landlord shall have the right, in addition to any other rights or remedies it may have under this Lease, to (a) at Tenant's expense, install separate metering devices at the Premises, and to charge Tenant for its usage, (b) require Tenant to pay to Landlord all costs, expenses and damages incurred by Landlord as a result of such usage, and (c) require Tenant to stop using excess utilities or services.

     11.6 Interruptions; Abatement of Rent. Tenant agrees that Landlord shall not be liable to Tenant for its failure to furnish gas, electricity, telephone service, water, HVAC or any other utility services or building services when such failure is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, telephone service or other utility at the Office Park, by any accident, casualty or event arising from any cause whatsoever, including by act, negligence or default of Tenant or any other person or entity, or by any other cause, except for the negligence or willful misconduct of Landlord, its employees, agents or contractors, and such failures shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from the obligation of paying rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for loss of property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any such services or utilities. Landlord may comply with voluntary controls or guidelines promulgated by any governmental entity relating to the use or conservation of energy, water, gas, light or electricity or the reduction of automobile or other emissions without creating any liability of Landlord to Tenant under this Lease.

     In the event that the Premises or material part thereof is rendered untenantable or inaccessible as a direct result of Landlord's breach of this Lease or Landlord's negligence or willful misconduct, so that Tenant is reasonably required to cease to operate its business in the Premises or such material part thereof for a period of more than ten (10) business days, then commencing on the eleventh (11th) business day, all rent due under this Lease shall abate equitably in proportion to the amount of the Premises which is not usable until the Premises is once again usable. If the entire Premises is rendered untenantable or inaccessible for a period of more than six (6) consecutive months, Tenant may, as its sole remedy, terminate this Lease by written notice to Landlord within ten (10) days following the expiration of such six month period, time being of the essence. The provisions of this Section 11.6 shall be subject to the provisions of Section 9 hereof.

12.  Assignment and Subletting.

     12.1 Landlord's Consent Required. Tenant shall not voluntarily or by operation of law assign, transfer, hypothecate, mortgage, sublet, or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or in the Premises (hereinafter collectively a "Transfer"), without Landlord's prior written consent, not to be unreasonably withheld or delayed as herein provided in this Section 12. Landlord shall respond to Tenant's written request for consent hereunder within thirty (30) days after Landlord's receipt of the written request from Tenant. Any attempted Transfer without such consent shall be void and shall constitute a material default and breach of this Lease. Tenant's written request for Landlord's consent shall include, and Landlord's thirty (30) day response period referred to above shall not commence, unless and until Landlord has received from Tenant, all of the following information: (a) financial statements for the proposed assignee or subtenant for the past three
(3) years, of such lesser number of years as said proposed assignee or subtenant shall have existed and been conducting business, prepared in accordance with generally accepted accounting principles, or if such financial statements shall not exist, then such other financial information reasonably acceptable to Landlord as shall permit Landlord to make an informed decision as to the financial condition of such proposed assignee or subtenant, (b) federal tax returns for the proposed assignee or subtenant for the past three (3) years, (c) a TRW credit report or similar report on the proposed assignee or subtenant, (d) a detailed description of the business the assignee or subtenant intends to operate at the Premises, (e) the proposed effective date of the assignment or sublease, (f) a copy of the proposed sublease or assignment agreement which includes all of the terms and conditions of the proposed assignment or sublease,
(g) a detailed description of any ownership or commercial relationship between Tenant and the proposed assignee or subtenant and (h) a detailed description of any Alterations the proposed assignee or subtenant desires to make to the Premises. If the obligations of the proposed assignee or subtenant will be guaranteed by any person or entity, Tenant's written request shall not be considered complete until the information described in (a), (b) and (c) of the previous sentence has been provided with respect to each proposed guarantor. "Transfer" shall also include the transfer (a) if

Tenant is a corporation, and Tenant's stock is not publicly traded over a recognized securities exchange, of more than fifty percent (50%) of the voting stock of such corporation during the term of this Lease (whether or not in one or more transfers) or the dissolution, merger or liquidation of the corporation, or (b) if Tenant is a partnership or other entity, of more than fifty percent (50%) of the profit and loss participation in such partnership or entity during the term of this Lease (whether or not in one or more transfers) or the dissolution, merger or liquidation of the partnership.

     Notwithstanding anything to the contrary contained in this Lease, Tenant may, without Landlord's prior written consent, but upon thirty (30) days notice to Landlord, sublet all or any portion of the premises or assign Tenant's interest in this Lease to (i) a subsidiary, affiliate, parent or other entity, which controls, is controlled by, or is under common control with, Tenant, (ii) a successor entity to Tenant resulting from merger, consolidation, non-bankruptcy reorganization, or government action, or (iii) a purchaser of all or substantially all of Tenant's stock or assets ("Affiliate Transfer"); provided, however, in the case of (ii) or (iii) above, that at the time of said Transfer, the proposed assignee or affiliate shall have a net worth at least equal to the net worth of Tenant as of the date of this Lease.

     12.2 Leveraged Buy-out. The involvement by Tenant or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, refinancing, transfer, leveraged buy-out or otherwise) whether or not a formal assignment or hypothecation of this Lease or Tenant's assets occurs, which results or will result in a reduction of the "Net Worth" of Tenant as hereinafter defined, by an amount equal to or greater than twenty-five percent (25%) of such Net Worth of Tenant as it is represented to Landlord at the time of the execution by Landlord of this Lease, or as it exists immediately prior to said transaction or transactions constituting such reduction, at whichever time said Net Worth of Tenant was or is greater, shall be considered to be an assignment of this Lease by Tenant to which Landlord may reasonably withhold its consent. "Net Worth" of Tenant for purposes of this Section 12.2 shall be the net worth of Tenant (excluding any guarantors) established under generally accepted accounting principles consistently applied.

     Notwithstanding anything herein to the contrary, nothing in this Section 12 of the Lease shall be intended to preclude Tenant from making a public offering of its stock on a nationally recognized exchange.

     12.3 Standard For Approval. Landlord shall not unreasonably withhold its consent to a Transfer provided that Tenant has complied with each and every requirement, term and condition of this Section 12. Tenant acknowledges and agrees that each requirement, term and condition in this Section 12 is a reasonable requirement, term or condition. It shall be deemed reasonable for Landlord to withhold its consent to a Transfer if any requirement, term or condition of this Section 12 is not complied with or: (a) the Transfer would cause Landlord to be in violation of its obligations under another lease or agreement to which Landlord is a party; (b) in Landlord's reasonable judgment, a proposed assignee or subtenant is not financially sound or responsible; (c) a proposed assignee's or subtenant's business will impose a burden on the Office Park's parking facilities, elevators, Common Areas or utilities that is greater than the burden imposed by Tenant, in Landlord's reasonable judgment; (d) the terms of a proposed assignment or subletting will allow the proposed assignee or subtenant to exercise a right of renewal, right of expansion, right of first offer, right of first refusal or similar right held by Tenant; (e) a proposed assignee or subtenant refuses to enter into a commercially reasonable written assignment agreement or sublease, which provides that it will abide by and assume all of the terms and conditions of this Lease for the term of any assignment or sublease and containing such other terms and conditions as Landlord reasonably deems necessary; (f) the use of the Premises by the proposed assignee or subtenant will be a use permitted by this Lease; (g) any guarantor of this Lease refuses to consent to the Transfer or to execute a written agreement reaffirming the guaranty; (h) Tenant is in default as defined in
Section 13.1 at the time of the request; (i) if requested by Landlord, the assignee or subtenant refuses to sign a commercially reasonable non-disturbance and attornment agreement in favor of Landlord's lender; (j) Landlord has sued or been sued by the proposed assignee or subtenant or has otherwise been involved in a legal dispute with the proposed assignee or subtenant; (k) the assignee or subtenant is involved in a business which is not in keeping with the then current standards of the Office Park; or (l) the proposed assignee or subtenant is an existing tenant or subtenant of the Office Park or is a person or entity then negotiating with Landlord for the lease of space in the Office Park.

     12.4 Additional Terms and Conditions. The following terms and conditions shall be applicable to any Transfer:

          (a) Regardless of Landlord's consent, no Transfer shall release Tenant from Tenant's obligations hereunder or alter the primary liability of Tenant to pay the rent and other sums due Landlord hereunder and to perform all other obligations to be performed by Tenant hereunder or release any guarantor from its obligations under its guaranty.

          (b) Landlord may accept rent from any person other than Tenant pending approval or disapproval of an assignment or subletting.

          (c) Neither a delay in the approval or disapproval of a Transfer, nor the acceptance of rent, shall constitute a waiver or estoppel of Landlord's right to exercise its rights and remedies for the breach of any of the terms or conditions of this Section 12.

          (d) The consent by Landlord to any Transfer shall not constitute a consent to any subsequent Transfer by Tenant or to any subsequent or successive Transfer by an assignee or subtenant. However, Landlord may consent to subsequent Transfers or any amendments or modifications thereto without notifying Tenant or anyone else liable on the Lease and without obtaining their consent, and such action shall not relieve such persons from liability under this Lease.

          (e) In the event of any default under this Lease, not cured within applicable cure periods, if any, Landlord may proceed directly against Tenant, any guarantors or anyone else responsible for the performance of this Lease, including any subtenant or assignee, without first exhausting Landlord's remedies against any other person or entity responsible therefor to Landlord, or any security held by Landlord.

          (f) Landlord's written consent to any Transfer by Tenant shall not constitute an acknowledgment that no default then exists under this Lease nor shall such consent be deemed a waiver of any then existing default.

          (g) The discovery of the fact that any financial statement relied upon by Landlord in giving its consent to an assignment or subletting was materially false shall, at Landlord's election, render Landlord's consent null and void.

          (h) Landlord shall not be liable under this Lease or under any sublease to any subtenant.

          (i) No assignment or sublease may be modified or amended without Landlord's prior written consent.

          (j) Intentionally omitted. (k) Any assignee of, or subtenant under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed, for the benefit of Landlord, to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Tenant during the term of said assignment or sublease, other than such obligations as are contrary or inconsistent with provisions of an assignment or sublease to which Landlord has specifically consented in writing.

     12.5 Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

          (a) Tenant hereby absolutely and unconditionally assigns and transfers to Landlord all of Tenant's interest in all rentals and income arising from any sublease entered into by Tenant, and Landlord may collect such rent and income and apply same toward Tenant's obligations under this Lease; provided, however, that until a default shall occur in the performance of Tenant's obligations under this Lease, Tenant may receive, collect and enjoy the rents accruing under such sublease. Landlord shall not, by reason of this or any other assignment of such rents to Landlord nor by reason of the collection of the rents from a subtenant, be deemed to have assumed or recognized any sublease or to be liable to the subtenant for any failure of Tenant to perform and comply with any of Tenant's obligations to such subtenant under such sublease, including, but not limited to, Tenant's obligation to return any security deposit. Tenant hereby irrevocably authorizes and directs any such subtenant, upon receipt of a written notice from Landlord stating that a default exists in the performance of Tenant's obligations under this Lease, to pay to Landlord the rents due as they become due under the sublease. Tenant agrees that such subtenant shall have the right to rely upon any such statement and request from Landlord, and that such subtenant shall pay such rents to Landlord without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Tenant to the contrary.

          (b) In the event Tenant shall default in the performance of its obligations under this Lease, Landlord at its option and without any obligation to do so, may require any subtenant to attorn to Landlord, in which event Landlord shall undertake the obligations of Tenant under such sublease from the time of the exercise of said option to the termination of such sublease; provided, however, Landlord shall not be liable for any prepaid rents or security deposit paid by such subtenant to Tenant or for any other prior defaults of Tenant under such sublease.

     12.6 Transfer Premium from Assignment or Subletting. Landlord shall be entitled to receive from Tenant (as and when received by Tenant) as an item of additional rent fifty percent (50%) of all amounts received by Tenant as rent or additional rent from such assignee or subtenant in excess of the amounts payable by Tenant to Landlord hereunder (the "Transfer Premium"). The Transfer Premium shall be reduced by the reasonable brokerage commissions and legal fees actually paid by Tenant in order to assign the Lease or to sublet a portion of the Premises and tenant improvement allowances or other economic concessions reasonably granted by Tenant to the assignee or sublessee. "Transfer Premium" shall mean all Base Rent, additional rent or other consideration in the nature of rent or additional rent payable by the assignee or subtenant in excess of the Base Rent and additional rent payable by Tenant under this Lease. If less than all of the Premises is transferred, the Base Rent and the additional rent shall be determined on a per rentable square foot basis. "Transfer Premium" shall also include, but not be limited to, key money and bonus money paid by the assignee or subtenant to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to the assignee or subtenant or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to the assignee or subtenant in connection with such Transfer.

     12.7 Landlord's Option to Recapture Space. Notwithstanding anything to the contrary contained in this Section 12, except in the case of an Affiliate Transfer, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any request by Tenant to assign this Lease or to sublease all or any portion of the space in the Premises, to terminate this Lease with respect to said space as of the date thirty (30) days after Landlord's election. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Base Rent, Tenant's Share of Operating Expense and Real Property Tax increases and the number of parking spaces Tenant may use shall be adjusted on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the original Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of same. If Landlord recaptures only a portion of the Premises, it shall construct and erect at its sole cost such partitions and shall modify such mechanical systems as may be required to sever the space to be retained by Tenant from the space recaptured by Landlord. Landlord may, at its option, lease any recaptured portion of the Premises to the proposed subtenant or assignee or to any other person or entity without liability to Tenant. Tenant shall not be entitled to any portion of the profit, if any, Landlord may realize on account of such termination and reletting. Tenant acknowledges that the purpose of this Section
12.7 is to enable Landlord to receive profit in the form of higher rent or other consideration to be received from an assignee or subtenant, to give Landlord the ability to meet additional space requirements of other tenants of the Office Park and to permit Landlord to control the leasing of space in the Office Park. Tenant acknowledges and agrees that the requirements of this Section 12.7 are commercially reasonable and are consistent with the intentions of Landlord and Tenant.

     12.8 Landlord's Expenses. In the event Tenant shall assign this Lease or sublet the Premises or request the consent of Landlord to any Transfer, then Tenant shall pay Landlord's reasonable costs and expenses incurred in connection therewith, including, but not limited to, attorneys', architects', accountants', engineers' or other consultants' fees.

13.  Default; Remedies.

     13.1 Default by Tenant. Landlord and Tenant hereby agree that the occurrence of any one or more of the following events is a material default by Tenant under this Lease and that said default shall give Landlord the rights described in Section 13.2.

Landlord or Landlord's authorized agent shall have the right to execute and to deliver any notice of default, notice to pay rent or quit or any other notice Landlord gives Tenant. Except as otherwise provided in Section 3.1 (a) hereof, or except as otherwise specifically provided to the contrary, wherever the term "default" is used in this Lease, it shall be deemed to include applicable notice and cure periods if any.

          (a) Tenant's failure to make any payment of Base Rent, Tenant's Share of Operating Expense increases, Tenant's Share of Real Property Taxes, late charges, or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant. In the event that Landlord serves Tenant with a notice to pay rent or quit pursuant to applicable unlawful detainer statutes, such notice shall also constitute the notice required by this
Section 13.1(a).

          (b) Intentionally omitted.

          (c) The failure of Tenant to comply with any of its obligations under Sections 6.1, 6.2, 7.2, 7.3, 8, 11.3, 12, 18, 19, 21, 23, 24, 26, 34, 35 and 56
where Tenant fails to comply with its obligations or fails to cure any earlier breach of such obligation within thirty (30) days following written notice from Landlord to Tenant. In the event Landlord serves Tenant with a notice to quit or any other notice pursuant to applicable unlawful detainer statutes, said notice shall also constitute the notice required by this Section 13.1(c).

          (d) The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant (other than those referenced in Sections 13.1(a), (b) and (c), above), where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's non-performance is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30) day period and thereafter diligently pursues such cure to completion. In the event that Landlord serves Tenant with a notice to quit or any other notice pursuant to applicable unlawful detainer statutes, said notice shall also constitute the notice required by this
Section 13.1(d).

          (e) (i) The making by Tenant or any guarantor of Tenant's obligations hereunder of any general arrangement or general assignment for the benefit of creditors; (ii) Tenant or any guarantor becoming a "debtor" as defined in 11 U.S.C. 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant or guarantor, the same is dismissed within sixty (60)
days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days; or (v) the insolvency of Tenant. In the event that any provision of this Section 13.1(e) is unenforceable under applicable law, such provision shall be of no force or effect.

          (f) The discovery by Landlord that any financial statement, representation or warranty given to Landlord by Tenant, or by any guarantor of Tenant's obligations hereunder, is or was materially false. Tenant acknowledges that Landlord has entered into this Lease in material reliance on such information.

          (g) If Tenant is a corporation or a partnership, the dissolution or liquidation of Tenant.

          (h) If Tenant's obligations under this Lease are guaranteed: (i) the death of a guarantor, (ii) the termination of a guarantor's liability with respect to this Lease other than in accordance with the terms of such guaranty,
(iii) a guarantor's becoming insolvent or the subject of a bankruptcy filing,
(iv) a guarantor's refusal to honor the guaranty, or (v) a guarantor's breach of its guaranty obligation on an anticipatory breach basis.

     13.2 Remedies.

          (a) In the event of any material default of this Lease by Tenant, as described in Section 13.1 hereof, Landlord may, at any time thereafter, with such notice, if any, provided in Section 13.1 hereof, and without demand, and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default:

               (i) terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. If Landlord terminates this Lease, Landlord may recover from Tenant, at Landlord's option, either (A) the Base Rent and all additional rent and other charges due and owing under the Lease up to the time of termination, and thereafter, until the end of what would have been the Term of this Lease in the absence of such termination, the Base Rent and all additional rent and other charges, including, without limitation, Tenant's share of Operating Expenses increases and Tenant's Share of Real Property Tax Increases, which would have been payable hereunder for the remainder of the Term of the Lease if such termination had not occurred, less the net proceeds, if any, of re-letting of the Premises, after deducting all expenses incurred by Landlord in connection with such re-letting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, advertising, alteration costs and expenses or preparation for such re-letting, Landlord hereby agreeing to use reasonable efforts to so re-let the Premises, which payment shall be made monthly by Tenant to Landlord on the days on which Base Rent would have been payable hereunder if this Lease had not been terminated; or (B) the worth at the time of award of the amount by which the unpaid rent and all additional charges which would have been payable hereunder for the remainder of the Term of the lease including, without limitation, Tenant's share of Operating Expenses increases and Tenant's Share of Real Property Tax Increases which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; or (C) an amount equal to the aggregate of the Base Rent and additional rent payable hereunder, including without limitation Tenant's Share of Operating Expenses increases and Tenant's Share of Real Property Tax Increases, accrued in the twelve (12) months ended next prior to such termination, without reduction for any free rent or other concession or abatement, plus the amount of Base Rent, amounts for Tenant's Share of Operating Expenses increases and Tenant's Share of Real Property Tax Increases and additional rents of any kind accrued and unpaid at the time of termination of this Lease, provided, however, that if the Lease is so terminated prior to the expiration of the first full year of the Lease, the liquidated damages which Landlord may elect to recover pursuant to this subparagraph shall be calculated as if such termination had occurred on the first anniversary of the Commencement Date; and (D) any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the cost of recovering possession of the Premises, expenses of releasing, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, any real estate commissions actually paid by Landlord. The "worth at time of award" of the amounts referred to in Section 13.2(a)(i)(B) shall be computed by discounting such amount at the discount rate then (i.e., at the time of the award) payable under United States Treasury Notes having a maturity date which is the same as the date as of which the Term of the Lease would have expired but for such termination. For purposes of this Section 13.2(a)(i), "rent" shall be deemed to be all monetary obligations required to be paid by Tenant pursuant to the terms of this Lease.

               (ii) collect sublease rents (or appoint a receiver to collect such rent) and otherwise perform Tenant's obligations at the Premises, it being agreed, however, that the appointment of a receiver for Tenant shall not constitute an election by Landlord to terminate this Lease.

               (iii) pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the Commonwealth of Massachusetts.

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

          (b) No remedy or election hereunder shall be deemed exclusive, but shall, wherever possible, be cumulative with all other remedies at law or in equity. The expiration or termination of this Lease and/or the termination of Tenant's right to possession of the Premises shall not relieve Tenant or Landlord of liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term of the Lease or by reason of Tenant's occupancy of the Premises.

          (c) No surrender of the Premises shall be effective against Landlord unless Landlord has entered into a written agreement with Tenant in which Landlord expressly agrees to (i) accept a surrender of the Premises and (ii) relieve Tenant of liability under the Lease. The delivery by Tenant to Landlord of possession of the Premises shall not constitute the termination of the Lease or the surrender of the Premises.

          (d) Landlord shall use reasonable efforts to relet the Premises following the termination of this Lease hereunder, subject to the reasonable requirements of Landlord to develop the Office Park for investment purposes with an appropriate mix of uses, terms, tenants, floor areas and terms of tenancies, etc.

          (e) Notwithstanding anything herein to the contrary, except for Tenant's payment obligations hereunder, if Tenant is delayed in performing its obligations hereunder by reason of strike or other labor problems, acts of God, riot, insurrection, governmental actions or requirements, or any other cause beyond the reasonable control of Tenant, the time for Tenant's performance shall be extended for the period of any such delay.

     13.3 Default by Landlord. Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within thirty
(30) days after written notice by Tenant to Landlord and to the holder of any mortgage or deed of trust encumbering the Office Park whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its cure, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently pursues the same to completion. This Lease and the obligations of Tenant hereunder shall not be affected or impaired because Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of strike or other labor problems, acts of God, riot, insurrection, governmental actions or requirements, or any other cause beyond the reasonable control of Landlord, and the time for Landlord's performance shall be extended for the period of any such delay.

     13.4 Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of Base Rent, Tenant's Share of Operating Expense increases or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed encumbering the Office Park. Accordingly, if any installment of Base Rent, Tenant's Share of Operating Expense increases or any other sum due from Tenant shall not be received by Landlord when such amount shall be due, then, without any requirement for notice or demand to Tenant, Tenant shall immediately pay to Landlord a late charge equal to five percent (5%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder including the assessment of interest under Section 13.5.

     13.5 Interest on Past-due Obligations. Except as expressly herein provided, any amount due to Landlord that is not paid when due shall bear interest at the lesser of eighteen (18%) percent per annum or the maximum rate permitted by applicable law. Payment of such interest shall not excuse or cure any default by Tenant under this Lease; provided, however, that interest shall not be payable on late charges incurred by Tenant nor on any amounts upon which late charges are paid by Tenant.

     13.6 Payment of Rent and Security Deposit after Default. Intentionally omitted.

14. Landlord's Right to Cure Default; Payments by Tenant. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of rent. If Tenant shall fail to perform any of its obligations under this Lease, after notice and the expiration of any cure period, if any, as herein provided, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant's behalf without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder. Tenant shall pay to Landlord, within ten (10) days after delivery by Landlord to Tenant of statements therefore, an amount equal to the expenditures reasonably made by Landlord in connection with the remedying by Landlord of Tenant's defaults pursuant to the provisions of this Section 14.

15. Condemnation. If any portion of the Premises or the Property are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs; provided that if so much of the Premises or Office Park are taken by such condemnation as would substantially and adversely affect the operation and profitability of Tenant's business conducted from the Premises, and said taking lasts for ninety (90) days or more, Tenant shall have the option, to be exercised only in writing within thirty (30) days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within thirty (30) days after the condemning authority shall have taken possession), to terminate this Lease as of the date the condemning authority takes such possession. If a taking lasts for less than ninety (90) days, Tenant's rent shall be abated during said period but Tenant shall not have the right to terminate this Lease. If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the rent and Tenant's Share of Operating Expenses and Real Property Taxes shall be reduced in the proportion that the usable floor area of the Premises taken bears to the total usable floor area of the Premises. Common Areas taken shall be excluded from the Common Areas usable by Tenant and no further reduction of rent shall occur with respect thereto or by reason thereof. Landlord shall have the option in its sole discretion to terminate this Lease as of the taking of possession by the condemning authority, by giving written notice to Tenant of such election within thirty (30) days after receipt of notice of a taking by condemnation of any part of the Premises or the Property. Any award for the taking of all or any part of the Premises or the Property under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold, for good will, for the taking of the fee, as severance damages, or as damages for tenant improvements; provided, however, that Tenant shall be entitled to any separate award for loss of or damage to Tenant's removable personal property. In the event that this Lease is not terminated by reason of such condemnation, and subject to the requirements of any lender that has made a loan to Landlord encumbering the Office Park, Landlord shall to the extent of severance damages received by Landlord in connection with such condemnation, repair any damage to the Office Park caused by such condemnation except to the extent that Tenant has been reimbursed therefor by the condemning authority. This section shall govern the rights and obligations of Landlord and Tenant with respect to the condemnation of all or any portion of the Property.

16.  Vehicle Parking.

     16.1 Use of Parking Facilities. During the term and subject to the rules and regulations attached hereto as Exhibit "C," as modified by Landlord from time to time (the "Rules"), Tenant shall be entitled to use 24 hours per day, 7 days per week the number of parking spaces set forth in Section 1.17 in the parking facility of the Office Park. Landlord may, in its sole discretion, assign tandem parking spaces to Tenant and designate the location of any reserved parking spaces. For purposes of this Lease, a "parking space" refers to the space in which one (1) motor vehicle is intended to park (e.g., a tandem parking stall includes two tandem parking spaces). Landlord reserves the right at any time to relocate Tenant's parking spaces within the same general parking area at the Office Park. If Tenant commits or allows in the parking facility any of the activities prohibited by the Lease or the Rules, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable by Tenant upon demand by Landlord. Tenant's parking rights are the personal rights of Tenant and Tenant shall not transfer, assign, or otherwise convey its parking rights separate and apart from this Lease.

     16.2 Parking Charges. Intentionally Deleted.

17. Broker's Fee. Tenant and Landlord each represent and warrant to the other that neither has had any dealings or entered into any agreements with any person, entity, broker or finder other than the persons, if any, listed in
Section 1.18, in connection with the negotiation of this Lease, and no other broker, person, or entity is entitled to any commission or finder's fee in connection with the negotiation of this Lease, and Tenant and Landlord each agree to indemnify, defend and hold the other harmless from and against any claims, damages, costs, expenses, attorneys' fees or liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings, actions or agreements of the indemnifying party.

18.  Estoppel Certificate.

     18.1 Delivery of Certificate. Tenant shall from time to time upon not less than ten (10) business days' prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing certifying such information as Landlord may reasonably request including, but not limited to, the following: (a) that this Lease is unmodified and in full force and effect, (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), (b) the date to which the Base Rent and other charges are paid in advance and the amounts so payable,
(c) that there are not, to Tenant's knowledge, any uncured defaults or unfulfilled obligations on the part of Landlord, or specifying such defaults or unfulfilled obligations, if any are claimed, (d) that all tenant improvements to be constructed by Landlord, if any, have been completed in accordance with Landlord's obligations and (e) that Tenant has taken possession of the Premises. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Office Park. Landlord hereby agrees to provide to Tenant an Estoppel Certificate signed by Landlord to the best of its knowledge, containing similar types of information, and within the same periods of time, as are set forth hereinabove in this Section 18.1, with such changes as are necessary to reflect that the Estoppel Certificate is being signed by Landlord rather than Tenant.

     18.2 Failure to Deliver Certificate. At Landlord's option, the failure of Tenant to deliver such statement within such time shall constitute a material default of Tenant hereunder, or it shall be conclusive upon Tenant that (a) this Lease is in full force and effect, without modification except as may be represented by Landlord, (b) there are no uncured defaults in Landlord's performance, (c) not more than one month's Base Rent has been paid in advance,
(d) all tenant improvements to be constructed by Landlord, if any, have been completed in accordance with Landlord's obligations and (e) Tenant has taken possession of the Premises.

19. Financial Information. If during the Term of this Lease, Tenant shall be a company or other entity whose shares or other ownership units shall be listed on any recognized exchange, then Tenant shall deliver to Landlord a copy of its 10-K and 10-Q reports promptly after Tenant shall file same with any state or federal governmental agency. If Tenant shall not be a "public company", then, from time to time, but not more often than once every twelve (12) months provided Tenant is not in default of the Lease, at Landlord's request, Tenant shall cause the following financial information to be delivered to Landlord, at Tenant's sole cost and expense, upon not less than ten (10) days' advance written notice from Landlord: (a) a current financial statement for Tenant and Tenant's financial statements for the previous two accounting years, (b) a current financial statement for any guarantor(s) of this Lease and the guarantor'(s) financial statements for the previous two accounting years and (c) such other financial information pertaining to Tenant or any guarantor as Landlord or any lender or purchaser of Landlord may reasonably request. All financial statements shall be prepared in accordance with generally accepted accounting principles consistently applied and, with respect to annual financial statements only, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.

     All information with regard to financial condition and income and expenses submitted to Landlord by Tenant and clearly marked as confidential shall be treated as confidential, shall not be divulged by Landlord to anyone other than its agents, mortgagees of the Property or bona fide prospective purchasers of same, without Tenant's prior written consent, and shall be utilized by Landlord for the purposes of ascertaining and verifying Tenant's financial worthiness and other such lease related purposes, and not for any competitive purposes.

20. Landlord's Liability. Tenant acknowledges that Landlord shall have the right to transfer all or any portion of its interest in the Office Park and to assign this Lease to the transferee. Tenant agrees that in the event of such a transfer Landlord shall automatically be released from all liability under this Lease; and Tenant hereby agrees to look solely to Landlord's transferee for the performance of Landlord's obligations hereunder after the date of the transfer. Upon such a transfer, Landlord shall, at its option, return Tenant's security deposit to Tenant or transfer Tenant's security deposit to Landlord's transferee and, in either event, Landlord shall have no further liability to Tenant for the return of its security deposit. Subject to the rights of any lender holding a mortgage or deed of trust encumbering all or part of the Office Park, Tenant agrees to look solely to Landlord's equity interest in the Office Park for the collection of any judgment requiring the payment of money by Landlord arising out of (a) Landlord's failure to perform its obligations under this Lease or (b) the negligence or willful misconduct of Landlord, its partners, employees and agents. No other property or assets of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of any judgment or writ obtained by Tenant against Landlord. No partner, trustee, beneficiary, officer, director, member, employee or agent of Landlord shall be personally liable for the performance of Landlord's obligations hereunder or be named as a party in any lawsuit arising out of or related to, directly or indirectly, this Lease and the obligations of Landlord hereunder. The obligations under this Lease do not constitute personal obligations of the individual partners, trustees or beneficiaries or members of Landlord, if any, and Tenant shall not seek recourse against any of said persons or their assets.

21. Indemnity. Tenant hereby agrees to indemnify, defend and hold harmless Landlord and its employees, officers, directors, trustees, beneficiaries, members, partners, agents, contractors, lenders and ground lessors (said persons and entities are hereinafter collectively referred to as the "Indemnified Parties") from and against any and all liability, loss, cost, damage, claims, loss of rents, liens, judgments, penalties, fines, settlement costs, investigation costs, the reasonable cost of consultants and experts, reasonable attorneys fees, court costs and other legal expenses, the effects of environmental contamination, the cost of environmental testing, the removal, remediation and/or abatement of Hazardous Substances or Medical Waste (as said terms are defined below), insurance policy deductibles and other expenses (hereinafter collectively referred to as "Damages") arising out of or related to an "Indemnified Matter" (as defined below). For purposes of this Section 21, an "Indemnified Matter" shall mean any matter for which one or more of the Indemnified Parties incurs liability or Damages if the liability or Damages arise out of or involve, directly or indirectly, (a) Tenant's or its employees', agents', contractors' or invitees' (all of said persons or entities are hereinafter collectively referred to as "Tenant Parties") use or occupancy of the Premises or the Office Park, (b) any act, omission or neglect of a Tenant Party, (c) Tenant's failure to perform any of its obligations under the Lease,
(d) the existence, use or disposal
of any Hazardous Substance (as defined in Section 23 below) brought on to the Office Park by a Tenant Party, (e) the existence, use or disposal of any Medical Waste (as defined in Section 24 below) brought on to the Office Park by a Tenant Party or (f) any other matters for which Tenant has agreed to indemnify Landlord pursuant to any other provision of this Lease. Tenant's obligations hereunder shall include, but shall not be limited to (g) compensating the Indemnified Parties for Damages arising out of Indemnified Matters within ten (10) days after written demand from an Indemnified Party and (h) providing a defense, with counsel reasonably satisfactory to the Indemnified Party, at Tenant's sole expense, within ten (10) days after written demand from the Indemnified Party, of any claims, action or proceeding arising out of or relating to an Indemnified Matter whether or not litigated or reduced to judgment and whether or not well founded. If Tenant is obligated to compensate an Indemnified Party for Damages arising out of an Indemnified Matter, Landlord shall have the immediate and unconditional right, but not the obligation, without notice or demand to Tenant, to pay the damages and Tenant shall, upon ten (10) days advance written notice from Landlord, reimburse Landlord for the costs incurred by Landlord. By way of example, and not limitation, Landlord shall have the immediate and unconditional right to cause any damages to the Common Areas, another tenant's premises or to any other part of the Office Park to be repaired and to compensate other tenants of the Office Park or other persons or entities for Damages arising out of an Indemnified Matter. The Indemnified Parties need not first pay any Damages to be indemnified hereunder. Tenant's obligations under this section shall not be released, reduced or otherwise limited because one or more of the Indemnified Parties are or may be actively or passively negligent with respect to an Indemnified Matter or because an Indemnified Party is or was partially responsible for the Damages incurred. This indemnity is intended to apply to the fullest extent permitted by applicable law. Tenant's obligations under this section shall survive the expiration or termination of this Lease unless specifically waived in writing by Landlord after said expiration or termination. In no event shall Tenant be required to indemnify and Indemnified Party to the extent the liability or damages are directly caused by the gross negligence or willful misconduct of such party.

         Notwithstanding anything herein to the contrary, in no event shall Tenant be required to indemnify an Indemnified Party to the extent the liability or damages are directly caused by the gross negligence or willful misconduct of such party.

         Notwithstanding anything herein to the contrary, neither the foregoing provisions of this Section 21, nor the provisions of Section 22 hereof, are intended to relieve any insurance carrier of its obligations under policies required to be carried by Landlord or Tenant under the Lease, to the extent that such policies cover the results of such acts, omissions or willful misconduct.

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

22. Exemption of Landlord from Liability. Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom or for loss of or damage to the merchandise, tenant improvements, fixtures, furniture, equipment, computers, files, automobiles, or other property of Tenant, Tenant's employees, agents, contractors or invitees, or any other person in or about the Office Park, whether such damage or injury is caused by or results from any cause whatsoever including, but not limited to, theft, criminal activity at the Office Park, negligent security measures, bombings or bomb scares, Hazardous Substances or Medical Waste (as defined below), fire, steam, electricity, gas, water or rain, flooding, breakage of pipes, sprinklers, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said damage or injury results from conditions arising upon the Premises or upon other portions of the Office Park, or from other sources or places, or from new construction or the repair, alteration or improvement of any part of the Office Park. Landlord shall not be liable for any such damages arising from any act or neglect of any employees, agents, contractors or invitees of any other tenant, occupant or user of the Office Park, nor from the failure of Landlord to enforce the provisions of the lease of any other tenant of the Office Park. Nor shall Landlord be liable for injury to the person of Tenant, Tenant's employees, agents, contractors or invitees, except to the extent such injury arises from the negligence or willful misconduct of Landlord, its employees, agents, or contractors. Tenant, as a material part of the consideration to Landlord hereunder, hereby assumes all risk of damage to Tenant's property or business, in, upon or about the Office Park arising from any cause, including Landlord's negligence or the negligence of its employees, agents, or contractors, and Tenant hereby waives all claims in respect thereof against Landlord, its employees, agents and contractors.

23. Hazardous Substances.

    23.1 Definition and Consent. The term "Hazardous Substance" as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or affect, either by itself or in combination with other materials expected to be on the Premises, is either: (a) potentially injurious to the public health, safety or welfare, the environment or the Premises, (b) regulated or monitored by any governmental entity, (c) a basis for liability of Landlord to any governmental entity or third party under any federal, state or local statute or common law theory or (d) defined as a hazardous material or substance by any federal, state or local law or regulation. Except for small quantities of ordinary office supplies such as copier toner, liquid paper, glue, ink and common household cleaning materials, and except for the materials identified on Exhibit "__F___" attached hereto and incorporated herein, and such additional materials as are disclosed to, and approved by, Landlord in connection with

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

Tenant's Premises B Work or other Alterations, including without limitation, the Alterations described on Exhibit G, which are necessary for Tenant's business, and which shall be used, kept or stored strictly in compliance with all applicable laws, Tenant shall not cause or permit any Hazardous Substance to be brought, kept, or used in or about the Premises or the Office Park by Tenant, its agents, employees, contractors or invitees.

         23.2 Duty to Inform Landlord. If Tenant knows, or has reasonable cause to believe, that a Hazardous Substance, or a condition involving or resulting from same, has come to be located in, on or under or about the Premises or the Office Park, Tenant shall immediately give written notice of such fact to Landlord. Tenant shall also immediately give Landlord (without demand by Landlord) a copy of any statement, report, notice, registration, application, permit, license, given to or received from, any governmental authority or private party, or persons entering or occupying the Premises, concerning the presence, spill, release, discharge of or exposure to, any Hazardous Substance or contamination in, on or about the Premises or the Office Park.

         23.3 Inspection; Compliance. Landlord and Landlord's employees, agent, contractors and lenders shall have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times if Landlord has reason to believe Tenant is not in compliance with this Section 23, for the purpose of inspecting the condition of the Premises and for verifying compliance by Tenant with this Section 23. Landlord shall have the right to employ experts and/or consultants in connection with its examination of the Premises and with respect to the installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance on or from the Premises. The costs and expenses of any such inspections shall be paid by the party requesting same, unless a contamination, caused or materially contributed to by Tenant, is found to exist or be imminent, or unless the inspection is requested or ordered by governmental authority as the result of any such existing or imminent violation or contamination. In any such case, Tenant shall upon request reimburse Landlord for the cost and expenses of such inspection. Notwithstanding anything herein to the contrary, Tenant shall not be liable for any hazardous substances in the Premises or Office Park, which were caused by an event occurring, or existing in or on the Premises or Office Park, prior to Tenant's occupancy of the respective portions of the Premises, or which were not caused by Tenant, its agents, employees, invitees, contractors or other persons for whom Tenant is responsible hereunder.

         23.4 Landlord Notification. Landlord shall use best efforts after having actual knowledge of the presence of any hazardous substance in or on the Premises or Office Park , which is hazardous to the health or safety of Tenant or its employees occupying the Premises.

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

24.      Medical Waste.

         24.1 Definition. The term "Medical Waste" shall mean the types of waste so described in any federal, state or local laws, rules and regulations and any similar type of waste. Unless specifically permitted by Section 6 of this Lease to use the Premises for medical office uses, Tenant shall not cause or permit any Medical Waste to be brought, kept or used in or about the Premises or the Office Park by Tenant, its employees, agents, contractors or invitees, except, however, for routine waste such as bandaids commonly used by tenants of the Office Park.

         24.2 Disposal of Medical Waste. Tenant hereby agrees, at Tenant's sole expense, to dispose of its Medical Waste in compliance with all federal, state and local laws, rules and regulations relating to the disposal of Medical Waste and to dispose of the Medical Waste in a prudent and reasonable manner. Tenant shall not place any Medical Waste in refuse containers emptied by Landlord's janitorial staff or in the Office Park's refuse containers. At Landlord's option, in Landlord's sole discretion, Landlord shall have the right, upon sixty
(60) days' advance written notice to Tenant, at any time and from time to time, to elect to provide Medical Waste disposal services to Tenant. If Landlord elects to provide Medical Waste disposal services to Tenant, all costs incurred by Landlord in providing such services shall be paid by Tenant to Landlord as additional rent. Landlord may bill Tenant for said costs based upon the actual cost of providing said services to Tenant, as determined by Landlord, in Landlord's sole discretion, or Landlord may bill said expenses based upon Tenant's Share of the total cost of providing said services.

         24.3 Duty to Inform Landlord. Within ten (10) days following Landlord's written request, Tenant shall provide Landlord with any information requested by Landlord concerning the existence, generation or disposal of Medical Waste at the Premises, including, but not limited to, the following information: (a) the name, address and telephone number of the person or entity employed by Tenant to dispose of its Medical Waste, including a copy of any contract with said person or entity, (b) a list of each type of Medical Waste generated by Tenant at the Premises and a description of how Tenant disposes of said Medical Waste, (c) a copy of any laws, rules or regulations in Tenant's possession relating to the disposal of the Medical Waste generated by Tenant, and (d) copies of any licenses or permits obtained by Tenant in order to generate or dispose of said Medical Waste. Tenant shall also immediately provide to Landlord (without demand by Landlord) a copy of any notice, registration, application, permit, or license given to or received from any governmental authority or private party, or persons entering or occupying the Premises, concerning the presence, release, exposure or disposal of any Medical Waste in or about the Premises or the Office Park.

         24.4 Inspection; Compliance. Landlord and Landlord's employees, agents, contractors and lenders shall have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times if Landlord has reason to believe Tenant is not in compliance with this Section 24, for the purpose of verifying compliance by Tenant with this Section 24. Landlord shall have the right to employ experts and/or consultants in connection with its examination of the Premises and with respect to the generation and disposal of Medical Waste on or from the Premises. The cost and expenses of any such inspection shall be paid by Landlord, unless it is determined that Tenant is not disposing of its Medical Waste in a manner permitted by applicable law, in which case Tenant shall immediately reimburse Landlord for the cost of such inspection.

25. Tenant Improvements. Tenant acknowledges and agrees that Landlord shall not be obligated to construct any tenant improvements on behalf of Tenant unless a work letter agreement (the "Work Letter") is attached to this Lease as an exhibit and the Work Letter is fully completed and executed by Landlord. If a space plan is attached to the Work Letter, the space plan shall not be binding on Landlord unless separately initialed by Landlord. Except as set forth in a Work Letter, it is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, the Office Park, or any part thereof, or to provide any allowance for such purposes, and that no representations respecting the condition of the Premises or the Office Park have been made by Landlord to Tenant.

26. Subordination.

    26.1 Effect of Subordination. This Lease, and any Option (as set forth in Exhibit D hereto) granted hereby, upon Landlord's written election, shall be subject and subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the Office Park and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. At the request of any mortgagee, trustee or ground lessor, Tenant shall attorn to such person or entity; provided that such subordination and attornment shall be conditioned upon said mortgagee, trustee of ground lessor entering into a subordination, non-disturbance and attornment agreement ("SNDA") with Tenant in a commercially reasonable form. Landlord shall use best efforts to obtain an SNDA from the present mortgagee at the time of execution of this Lease by Landlord. If any mortgagee, trustee or ground lessor shall elect to have this Lease and any Options granted hereby prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, provided said mortgagee, trustee or ground lessor shall enter into a subordination, non-disturbance and attornment agreement in a commercially reasonable form of agreement provided by said entity, this Lease and such Options shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease or such Options are dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof. In the event of the foreclosure of a security device, the new owner shall not (a) be liable for any act or omission of any prior landlord or with respect to events occurring prior to its acquisition of title, (b) be liable for the breach of this Lease by any prior landlord, (c) be subject to any offsets or defenses which Tenant may have against the prior landlord or (d) be liable to Tenant for the return of its security deposit.

    26.2 Execution of Documents. Subject to the provisions of Section 26.1 hereof, Tenant agrees to execute and acknowledge any documents Landlord reasonably requests that Tenant execute to effectuate an attornment, a subordination, or to make this Lease or any Option granted herein prior to the lien of any mortgage, deed of trust or ground lease, as the case may be. Tenant's failure to execute such documents within ten (10) days after written demand shall constitute a material default by Tenant hereunder.

27. Options. Intentionally omitted. See Exhibits D and E hereto.

28. Landlord Reservations. Landlord shall have the right: (a) to change the name and address of the Property or Building upon not less than ninety (90) days prior written notice, provided that Landlord reimburses Tenant for the reasonable out-of-pocket cost of changing any existing stationery and advertising materials required as the result of such change, unless such change is required by any governmental authority; (b) to, at Tenant's expense, provide and install Building standard graphics on or near the door of the Premises and such portions of the Common Areas as Landlord shall determine, in Landlord's sole discretion; (c) to permit any tenant the exclusive right to conduct any business as long as such exclusive right does not conflict with any rights expressly given herein; and (d) to place signs, notices or displays upon the roof, interior, exterior or Common Areas of the Office Park. Tenant shall not use a representation (photographic or otherwise) of the Building or the Office Park or their name(s) in connection with Tenant's business. Except in an emergency, Tenant shall not permit anyone to go upon the roof of the Building unless accompanied by a representative of Landlord. Landlord agrees to make such representatives available to Tenant upon reasonable notice from Tenant. Landlord reserves the right to use the exterior walls of the Premises, and the area beneath, adjacent to and above the Premises together with the right to install, use, maintain and replace equipment, machinery, pipes, conduits and wiring through the Premises, which serve other parts of the Office Park provided that Landlord's use does not unreasonably interfere with Tenant's use of the Premises.

29. Changes to Office Park. Landlord shall have the right, in Landlord's sole discretion, from time to time, to make changes to the size, shape, location, number and extent of the improvements comprising the Office Park (hereinafter referred to as "Changes") including, but not limited to, the Office Park interior and exterior, the Common Areas, elevators, escalators, restrooms, HVAC, electrical systems, communication systems, fire protection and detection systems, plumbing systems, security systems, parking control systems, driveways, entrances, parking spaces, parking areas and landscaped areas. In connection with the Changes, Landlord may, among other things, erect scaffolding or other necessary structures at the Office Park, limit or eliminate access to portions of the Office Park, including portions of the Common Areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building. Tenant hereby agrees that such Changes and Landlord's actions in connection with such Changes shall in no way constitute a constructive eviction of Tenant or entitle Tenant to any abatement of rent, subject, however, to the provisions of Sections 9 and 11.6 hereof. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from the Changes, nor shall Tenant be entitled to any compensation or damages from Landlord for any inconvenience or annoyance occasioned by such Changes or Landlord's actions in connection with such Changes. Landlord shall use best efforts to minimize interference with the conduct of Tenant's business in connection with any of the foregoing.

30. Substitution of Other Premises. Landlord shall have the right at any time, upon not less than sixty (60) days prior written notice, to relocate Tenant from the Premises A to any other leasable space in the Building comparable to said Premises A in Landlord's sole discretion. Prior to the date that Tenant is relocated to the new space, Tenant shall remain in the Premises A and shall continue to perform all of its obligations under this Lease. After Tenant moves into the new space, this Lease shall remain in full force and effect and be deemed applicable to such new space, except as to Base Rent, Tenant's Share of Operating Expense increases and the number of parking spaces Tenant shall be entitled to use, all of which shall be adjusted based on the relationship between the number of rentable square feet in the original Premises A and the number of rentable square feet in the substituted space. Upon Tenant's relocation, Landlord and Tenant shall amend this Lease to provide for the relocation of the Premises. Landlord shall pay for the actual, substantiated cost to relocate Tenant to the new premises, such as the cost of moving Tenant's furniture and equipment to the new space, but such costs shall not include incidental or ancillary costs, such as costs of Tenant's personnel or stationary costs and the like.

31. Holding Over. If Tenant remains in possession of the Premises or any part thereof after the expiration or earlier termination of the term hereof with Landlord's consent, such occupancy shall be a tenancy from month to month upon all the terms and conditions of this Lease pertaining to the obligations of Tenant, except that the Base Rent payable shall be the greater of (a) two hundred percent (200%) of the Base Rent payable immediately preceding the Termination Date of this Lease or (b) one hundred twenty-five percent (125%) of the fair market Base Rent for the Premises as of the date Tenant holds over, and all Options, if any, shall be deemed terminated and be of no further effect. If Tenant remains in possession of the Premises or any part thereof after the expiration of the Term hereof without Landlord's consent, Tenant may, at Landlord's option, be treated as a tenant at sufferance or a trespasser, and Tenant shall be liable to Landlord for use and occupancy charges equal to three hundred percent (300%) of the Base Rent payable immediately preceding the Termination Date of this Lease, plus all other amounts otherwise payable by Tenant under this Lease as though it continued in effect. Nothing contained herein shall be construed to constitute Landlord's consent to Tenant holding over at the expiration or earlier termination of the Lease term or to give Tenant the right to hold over after the expiration or earlier termination of the Lease term. Tenant hereby agrees to indemnify, hold harmless and defend Landlord from any cost, loss, claim or liability (including reasonable attorneys' fees) Landlord may incur as a result of Tenant's failure to surrender possession of the Premises to Landlord upon the termination of this Lease.

32. Landlord's Access.

    32.1 Access. Landlord and Landlord's agents, contractors and employees shall have the right to enter the Premises at reasonable times, and, except upon reasonable cause to believe Tenant is not in compliance with this Lease or in the event of an emergency, upon reasonable prior notice, for the purpose of inspecting the Premises, performing any services required of Landlord, showing the Premises to prospective purchasers, lenders, or during the last twelve months of the Term, tenants, undertaking safety measures and making alterations, repairs, improvements or additions to the Premises or to the Office Park. In the event of an emergency, Landlord may gain access to the Premises by any reasonable means, and Landlord shall not be liable to Tenant for damage to the Premises or to Tenant's property resulting from such access. Landlord may at any time place on or about the Building for sale or for lease signs and Landlord may at any time during the last one hundred twenty (120) days of the term hereof place on or about the Premises for lease signs. In all events, such entry shall be accomplished as expeditiously as possible and in a manner so as to cause as little interference to Tenant as is reasonably possible.

    32.2 Keys. Landlord shall have the right to retain keys and electric codes or card keys to the locks, card key access systems and other security systems on the entry doors to the Premises and all interior doors at the Premises. At Landlord's option, Landlord may require Tenant to obtain all keys to door locks at the Premises from Landlord's engineering staff or Landlord's locksmith and to only use Landlord's engineering staff or Landlord's locksmith to change locks at the Premises. Tenant shall pay Landlord's or its locksmith's standard charge for all keys and other services obtained from Landlord's engineering staff or locksmith.

33. Security Measures. Except for the card key access system or similar measures, Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the Office Park, and Landlord shall have no liability to Tenant due to its failure to provide such services. Tenant assumes all responsibility for the protection of Tenant, its agents, employees, contractors and invitees and the property of Tenant and of Tenant's agents, employees, contractors and invitees from acts of third parties. Nothing herein contained shall prevent Landlord, at Landlord's sole option, from implementing security measures for the Office Park or any part thereof, in which event Tenant shall participate in such security measures and the commercially reasonable cost thereof shall be included within the definition of Operating Expenses, and Landlord shall have no liability to Tenant and its agents, employees, contractors and invitees arising out of Landlord's negligent provision of security measures. Landlord shall have the right, but not the obligation, to require all persons entering or leaving the Office Park to identify themselves to a security guard and to reasonably establish that such person should be permitted access to the Office Park.

34. Easements. Landlord reserves to itself the right, from time to time, to grant such easements, rights and dedications that Landlord deems necessary or desirable, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Tenant. Tenant shall sign any of the aforementioned documents within ten (10) business days after Landlord's request and Tenant's failure to do so shall constitute a material default by Tenant. The obstruction of Tenant's view, air, or light by any structure erected in the vicinity of the Office Park, whether by Landlord or third parties, shall in no way affect this Lease or impose any liability upon Landlord.

35. Transportation Management. Tenant shall fully comply at its sole expense with all present or future programs implemented or required by any governmental or quasi-governmental entity to manage parking, transportation, air pollution, or traffic in and around the Office Park or the metropolitan area in which the

Office Park is located, provided such requirements are directed to Tenant or the tenants of the Building rather than the owner of the Building.

36. Severability. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

37. Time of Essence. Time is of the essence with respect to each of the obligations to be performed under this Lease.

38. Definition of Additional Rent. All monetary obligations of Tenant to Landlord under the terms of this Lease, including, but not limited to, Base Rent, Tenant's Share of Operating Expenses and Tenant's Share of Real Property Tax increases, shall be deemed to be rent.

39. Incorporation of Prior Agreements. This Lease and the attachments listed in
Section 1.19 contain all agreements of the parties with respect to the lease of the Premises and any other matter mentioned herein, except, however, the Innovation Sublease referenced in Section 3.1(a) hereof and that certain Consent to Sublease dated as of August 2, 1999 with respect to said Innovation Sublease. No prior or contemporaneous agreement or understanding pertaining to any such matter shall be effective. Except as otherwise stated in this Lease, Tenant hereby acknowledges that no real estate broker nor Landlord or any employee or agents of any of said persons has made any oral or written warranties or representations to Tenant concerning the condition or use by Tenant of the Premises or the Office Park or concerning any other matter addressed by this Lease.

40. Amendments. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification.

41. Notices. All notices required or permitted by this Lease shall be in writing and may be delivered (a) in person (by hand, by messenger or by courier service), (b) by U.S. Postal Service certified mail, return receipt requested, or (c) by U.S. Postal Service Express Mail, Federal Express or other nationally recognized overnight courier, and shall be deemed sufficiently given if served in a manner specified in this Section 41. Any notice permitted or required hereunder, and any notice to pay rent or quit or similar notice, shall be deemed personally delivered to Tenant on the date the notice is personally delivered to any employee of Tenant at the Premises. The addresses set forth in Section 1.20 of this Lease shall be the address of each party for notice purposes. Landlord or Tenant may by written notice to the other specify a different address for notice purposes. A copy of all notices required or permitted to be given to either party hereunder shall be concurrently transmitted to such party or parties at such addresses as such other party may from time to time hereinafter designate by written notice to the other party. Any notice sent by certified mail, return receipt requested, shall be deemed given three (3) days after deposited with the U.S. Postal Service. Notices delivered by U.S. Express Mail, Federal Express or other nationally recognized courier shall be deemed given on the date delivered by the carrier to the appropriate party's address for notice purposes. If notice is received on Saturday, Sunday or a legal holiday, it shall be deemed received on the next business day. Nothing contained herein shall be construed to limit Landlord's right to serve any notice to pay rent or quit or similar notice by any method permitted by applicable law, and any such notice shall be effective if served in accordance with any method permitted by applicable law whether or not the requirements of this section have been met.

42. Waivers. No waiver by Landlord or Tenant of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by the other of the same or any other provision. Neither Landlord's nor Tenant's consent to, or approval of, any act shall be deemed to render unnecessary the obtaining of the other's consent to or approval of any subsequent act by such other party. The acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. No acceptance by Landlord of partial payment of any sum due from Tenant shall be deemed a waiver by Landlord of its right to receive the full amount due, nor shall any endorsement or statement on any check or accompanying letter from Tenant be deemed an accord and satisfaction. Tenant hereby waives for Tenant and all those claiming under Tenant all rights now or hereafter existing to redeem by order or judgment of any court or by legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease or to otherwise obtain relief from the forfeiture or termination of the Lease.

43. Covenants. This Lease shall be construed as though Landlord's covenants contained herein are independent and not dependent and Tenant hereby waives the benefit of any statute to the contrary. All provisions of this Lease to be observed or performed by Tenant are both covenants and conditions.

44. Binding Effect; Choice of Law. Subject to any provision hereof restricting assignment or subletting by Tenant, this Lease shall bind the parties, their heirs, personal representatives, successors and assigns. This Lease shall be governed by the laws of the state in which the Office Park is located and any litigation concerning this Lease between the parties hereto shall be initiated in the county in which the Office Park is located.

45. Attorneys' Fees. If Landlord or Tenant brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, or appeal thereon, shall be entitled to its reasonable attorneys' fees and court costs to be paid by the losing party as fixed by the court in the same or separate suit, and whether or not such action is pursued to decision or judgment. The attorneys' fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees and court costs reasonably incurred in good faith. Landlord shall be entitled to reasonable attorneys' fees and all other costs and expenses incurred in the preparation and service of notices of default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such default. Landlord and Tenant agree that attorneys' fees incurred with respect to defaults and bankruptcy are actual pecuniary losses within the meaning of Section 365(b)(1)(B) of the Bankruptcy Code or any successor statute.

46. Auctions. Tenant shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises or the Common Areas. The holding of any auction on the Premises or Common Areas in violation of this
Section 46 shall constitute a material default hereunder.

47. Signs. Tenant shall not place any sign upon the Premises (including on the inside or the outside of the doors or windows of the Premises) or the Office Park without Landlord's prior written consent, not to be unreasonably withheld or delayed. Landlord shall have the right to place any sign it deems appropriate on any portion of the Office Park except the interior of the Premises. Any sign Landlord permits Tenant to place upon the Premises shall be maintained by Tenant, at Tenant's sole expense. Landlord shall permit Tenant to include its name in the Building's directory located in the Lobby and at the entrance to the Premises; provided, however, the cost of such signage and the cost of any subsequent modifications thereto shall be paid by Tenant, at Tenant's sole expense.

48. Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, or a termination by Landlord, shall not result in the merger of Landlord's and Tenant's estates, and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

49. Quiet Possession. Provided Tenant is not in default hereunder, and subject to the rights of any lender, Tenant shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

50. Authority. If either party is a corporation, trust, or general or limited partnership, such party, and each individual executing this Lease on behalf of such entity, represents and warrants that such individual is duly authorized to execute and deliver this Lease on behalf of said entity, that said entity is duly authorized to enter into this Lease, and that this Lease is enforceable against said entity in accordance with its terms. If Tenant is a corporation, trust or partnership, Tenant shall deliver to Landlord upon demand evidence of such authority satisfactory to Landlord.

51. Conflict. Except as otherwise provided herein to the contrary, any conflict between the printed provisions, exhibits, addenda or riders of this Lease and the typewritten or handwritten provisions, if any, shall be controlled by the typewritten or handwritten provisions.

52. Multiple Parties. If more than one person or entity is named as Tenant herein, the obligations of Tenant shall be the joint and several responsibilities of all persons or entities named herein as Tenant. Service of a notice in accordance with Section 41 on one Tenant shall be deemed service of notice on all Tenants.

53. Interpretation. This Lease shall be interpreted as if it was prepared by both parties and ambiguities shall not be resolved in favor of Tenant because all or a portion of this Lease was prepared by Landlord. The captions contained in this Lease are for convenience only and shall not be deemed to limit or alter the meaning of this Lease. As used in this Lease the words tenant and landlord include the plural as well as the singular. Words used in the neuter gender include the masculine and feminine gender.

54. Prohibition Against Recording. Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant. Either Landlord or Tenant shall have the right to record a notice of this Lease, and the other party shall execute, acknowledge and deliver to the party requesting same for recording any such notice.

55. Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

56. Rules and Regulations. Tenant agrees to abide by and conform to the Rules and to cause its employees, suppliers, customers and invitees to so abide and conform. Landlord shall have the right, from time to time, to modify, amend and enforce the Rules in a non-discriminatory manner. Landlord shall not be responsible to Tenant for the failure of other persons including, but not limited to, other tenants, their agents, employees and invitees to comply with the Rules. Notwithstanding anything herein to the contrary, if there is a conflict between the terms and conditions contained in the Rules and the terms and conditions in the main body of the Lease, the terms and conditions in the main body of the Lease shall govern and take precedence.

57. Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Office Park as Landlord in its sole discretion shall determine, and Tenant is not relying on any representation that any specific tenant or number of tenants will occupy the Office Park.

58. Security Interest. In consideration of the covenants and agreements contained herein, and as a material consideration to Landlord for entering into this Lease, Tenant hereby unconditionally grants to Landlord a continuing security interest in and to all personal property of Tenant located or left at the Premises and the security deposit, if any, and any advance rent payment or other deposit, now in or hereafter delivered to or coming into the possession, custody or control of Landlord, by or for the account of Tenant, together with any increase in profits or proceeds from such property. The security interest granted to Landlord hereunder secures payment and performance of all obligations of Tenant under this Lease now or hereafter arising or existing, whether direct or indirect, absolute or contingent, or due or to become due. In the event of a default under this Lease which is not cured within the applicable grace period, if any, Landlord is and shall be entitled to all the rights, powers and remedies granted a secured party under applicable law or in equity, including, but not limited to, the right to retain as damages the personal property, security deposit and other funds held by Landlord, without additional notice or demand regarding this security interest. Tenant agrees that it will execute such other documents or instruments as may be reasonably necessary to carry out and effectuate the purpose and terms of this section, or as otherwise reasonably requested by Landlord, including without limitation, execution of a UCC-1 financing statement. Tenant's failure to execute such documents within ten (10) days after written demand shall constitute a material default by Tenant hereunder. Tenant hereby waives any rights it may have under applicable law which are inconsistent with Landlord's rights under this section. Landlord's rights under this section are in addition to Landlord's rights under Section 5.
    Notwithstanding anything herein to the contrary, Landlord shall execute and deliver to Tenant's equipment lessors or providers of purchase money financing for personal property at the Premises Landlord's waiver and subordination of Landlord's foregoing security interest in Tenant's personal property.

59. Security for Performance of Tenant's Obligations. Notwithstanding any security deposit held by Landlord pursuant to Section 5 and any security interest held by Landlord pursuant to Section 58, Tenant hereby agrees that in the event of a default by Tenant, Landlord shall be entitled to seek and obtain a writ of attachment and/or a temporary protective order and Tenant hereby waives any rights or defenses to contest such a writ of attachment and/or temporary protective order on the basis of any relevant law or rule.

60. Attachments. The items listed in Section 1.19 are a part of this Lease and are incorporated herein by this reference.

61. Costs Related to Tenant Requests. Tenant shall reimburse Landlord promptly upon request for the costs and expenses incurred by Landlord as a result of any Tenant request, including, for example, legal fees and expenses incurred to review an assignment or subletting request or architectural and engineering fees incurred to review a proposed alteration by Tenant.

62. Confidentiality. Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute propriety information of Landlord. Disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate other leases with respect to the Office Park and may impair Landlord's relationship with other tenants of the Office Park. Tenant agrees that it and its partners, officers, directors, employees, agents, and attorneys, if any, shall not disclose the terms and conditions of this Lease to any other person or entity, except upon or after Tenant's shares of stock or other ownership units shall be publicly traded on any recognized exchange, or as may be required by law or order of any court, or in connection with a financing transaction or in connection with any public offering of Tenant, or to any prospective subtenant or prospective assignee, without the prior written consent of Landlord which may be given or withheld by Landlord, in Landlord's sole discretion. It is understood and agreed that damages alone would be an inadequate remedy for the breach of this provision by Tenant, and Landlord shall also have the right to seek specific performance of this provision and to seek injunctive relief to prevent its breach or continued breach.

63. Waiver Of Jury Trial. LANDLORD AND TENANT HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, COUNTERCLAIM OR CROSS-COMPLAINT IN ANY ACTION, PROCEEDING AND/OR HEARING BROUGHT BY EITHER LANDLORD AGAINST TENANT OR TENANT AGAINST LANDLORD ON ANY MATTER WHATSOEVER ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY LAW, STATUTE, OR REGULATION, EMERGENCY OR OTHERWISE, NOW OR HEREAFTER IN EFFECT. LANDLORD AND TENANT ACKNOWLEDGE THAT THEY HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LANDLORD AND TENANT WITH RESPECT TO THE PREMISES. TENANT ACKNOWLEDGES THAT IT HAS BEEN GIVEN THE OPPORTUNITY TO HAVE THIS LEASE REVIEWED BY ITS LEGAL

COUNSEL PRIOR TO ITS EXECUTION. PREPARATION OF THIS LEASE BY LANDLORD OR LANDLORD'S AGENT AND SUBMISSION OF SAME TO TENANT SHALL NOT BE DEEMED AN OFFER BY LANDLORD TO LEASE THE PREMISES TO TENANT OR THE GRANT OF AN OPTION TO TENANT TO LEASE THE PREMISES. THIS LEASE SHALL BECOME BINDING UPON LANDLORD AND TENANT ONLY WHEN FULLY EXECUTED BY BOTH PARTIES AND WHEN LANDLORD HAS DELIVERED A FULLY EXECUTED ORIGINAL OF THIS LEASE TO TENANT.

64. Access To Premises. Tenant shall have access to the Premises 24 hours a day, 7 days per week, but such access shall always be subject to reasonable rules and regulations from time to time established for the Building by Landlord and shall be subject to interruption due to causes beyond Landlord's reasonable control.

    WITNESS the execution hereof as a sealed instrument as of the date first above written.

LANDLORD                                    TENANT

PROSPECT HILL ACQUISITION TRUST             STORAGENETWORKS, INC.


By: /s/ Illegible                           By: /s/ Paul C. Flanagan
   ----------------------------                ---------------------------
                  as Trustee                     Its CFO
         and not individually


IF TENANT IS A CORPORATION, TRUST OR LIMITED PARTNERSHIP, A SECRETARY'S, CLERK'S, TRUSTEE'S OR GENERAL PARTNER'S CERTIFICATE OF THE AUTHORITY AND THE INCUMBENCY OF THE PERSON SIGNING ON BEHALF OF TENANT SHALL BE ATTACHED. StorageNetworks.TA100.final
11/8/99

                                   EXHIBIT B

                              VERIFICATION LETTER



                                                      ("Tenant")
                                                   --
hereby certifies that it has entered into a lease with
                                                       ---
           ("Landlord") and verifies the following information:
        --

           Address of Building:
                               -------------------------------
                               -------------------------------
Number of Rentable Square Feet in Premises:
                                            ------------------
             Commencement Date:
                               -------------------------------
        Lease Termination Date:
                               -------------------------------
                Tenant's Share:                              %
                               ------------------------------
             Initial Base Rent:
                               -------------------------------
        Billing Address for Tenant:
                                    --------------------------
                                    --------------------------
                                    --------------------------
                     Attention:
                               -------------------------------
              Telephone Number: (        )
                                 --------  -------------------
           Federal Tax I.D. No.:
                               -------------------------------
   Tenant acknowledges and agrees that all tenant improvements Landlord is obligated to make to the Premises, if any, have been completed to Tenant's satisfaction and that Tenant has accepted possession of the Premises.


                                                               TENANT






                                    By:

                                                       (print name)

                                    Its:
                                                       (print title)






                                                       INITIALS:
                                                       Landlord         Tenant

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

                                   EXHIBIT C

                             RULES AND REGULATIONS

                                 GENERAL RULES

   Tenant shall faithfully observe and comply with the following Rules and Regulations.

1. Tenant shall not alter any locks or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord's prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord.

2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises. Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Office Park except during the Office Park's normal hours of business as defined in Section 11.3 of the Lease. Tenant, its employees and agents must be sure that the doors to the Office Park are securely closed and locked when leaving the Premises if it is after the normal hours of business of the Office Park. Tenant, its employees, agents or any other persons entering or leaving the Office Park at any time when it is so locked, or any time when it is considered to be after normal business hours for the Office Park, may be required to sign the Office Park register. Access to the Office Park may be refused unless the person seeking access has proper identification or has a previously received authorization for access to the Office Park. Landlord and its agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Office Park of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Office Park during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

4. Landlord reserves the right, in Landlord's sole and absolute discretion, to close or limit access to the Office Park and/or the Premises, from time to time, due to the failure of utilities, due to damage to the Office Park and/or the Premises, to ensure the safety of persons or property or due to government order or directive, and Tenant agrees to immediately comply with any such decision by Landlord. If Landlord closes or limits access to the Office Park and/or the Premises for the reasons described above, Landlord's actions shall not constitute a breach of the Lease.

                                                       INITIALS:
                                                       Landlord         Tenant

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

5. No furniture, freight or equipment of any kind shall be brought into the Office Park without Landlord's prior authorization. All moving activity into or out of the Office Park shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Office Park and also the times and manner of moving the same in and out of the Office Park. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight, and Tenant shall be solely responsible for the cost of installing all supports. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Office Park, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

6. The requirements of Tenant will be attended to only upon application at the management office for the Office Park or at such office location designated by Landlord. Tenant shall not ask employees of Landlord to do anything outside their regular duties without special authorization from Landlord.

7. Tenant shall not disturb, solicit door to door, or canvass any occupant of the Office Park and shall cooperate with Landlord and its agents to prevent the same. Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, halls, stairways, elevators, or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises. Smoking shall not be permitted in the Common Areas.

8. The toilet rooms, urinals and wash bowls shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or agents, shall have caused it.

9. Except for vending machines intended for the sole use of Tenant's employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord. All vendors or other persons visiting the Premises shall be subject to the reasonable control of Landlord. Tenant shall not permit its vendors or other persons visiting the Premises to solicit other tenants of the Office Park.

10. Tenant shall not use or keep in or on the Premises or the Office Park any kerosene, gasoline or other inflammable

                                                       INITIALS:
                                                       Landlord         Tenant

                                                       --------         ------
or combustible fluid or material. Tenant shall not bring into or keep within the Premises any bicycles or bring into or keep within the Premises and the Office Park any animals, birds, or vehicles except those permitted under the Parking Rules as hereinafter set forth.

11. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Office Park by reason of noise, odors, or vibrations, or to otherwise interfere in any way with the use of the Office Park by other tenants.

12. No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for loading or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters' Laboratory approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors of Tenant, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations; and provided further that such cooking does not result in odors escaping from the Premises.

13. Landlord shall have the right to approve where and how telephone wires are to be introduced to the Premises. No boring or cutting for wires shall be allowed without the consent of Landlord. The location of telephone call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord. Tenant shall not mark, drive nails or screws, or drill into the partitions, woodwork or plaster contained in the Premises or in any way deface the Premises or any part thereof without Landlord's prior written consent. Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or other device on the roof or exterior walls of the Office Park. Tenant shall not interfere with broadcasting or reception from or in the Office Park or elsewhere.

14. Landlord reserves the right to exclude or expel from the Office Park any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

15. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Office Park's heating and air conditioning system, and shall refrain from attempting to adjust any controls. Tenant shall not without the prior written


                                                       INITIALS:
                                                       Landlord         Tenant

                                                       --------         ------
consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord. Tenant shall not use electric fans or space heaters in the Premises.


16. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash in the vicinity of the Office Park without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

17. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

18. No awnings or other projection shall be attached to the outside walls or windows of the Office Park by Tenant. No curtains, blinds, shades or screens shall be attached to or hung in any window or door of the Premises without the prior written consent of Landlord. Landlord shall have the right to require Tenant to use Landlord's standard curtains or window coverings. Tenant shall not place any signs in the windows of the Premises or the Office Park. All electrical ceiling fixtures hung in the Premises must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord. Tenant shall abide by Landlord's regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises. The skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Office Park shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

19. Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises unless otherwise agreed to in writing by Landlord. Except with the prior written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Office Park for the purpose of cleaning same. Landlord shall in no way be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant or any of its employees or other persons by the janitor of Landlord. Landlord shall not be obligated to notify Tenant of the times at which the janitorial staff will enter the Premises, and Tenant hereby authorizes the janitorial staff to enter the Premises at any time, without notice. Janitor service shall include ordinary dusting and cleaning by the janitor assigned to such work and shall not include cleaning of carpets or rugs, except normal vacuuming, or moving of furniture and other special services. Window cleaning shall be done only by Landlord at reasonable intervals and as Landlord deems necessary.


                                                       INITIALS:
                                                       Landlord         Tenant

                                                       --------         ------

20. Tenant acknowledges that the local fire department has previously required Landlord to participate in a fire and emergency preparedness program or may require Landlord and/or Tenant to participate in such a program in the future. Tenant agrees to take all actions necessary to comply with the requirements of such a program including, but not limited to, designating certain employees as "fire wardens" and requiring them to attend any necessary classes and meetings and to perform any required functions.


                                 PARKING RULES

1. Parking areas shall be used only for parking by vehicles no longer than full size, passenger automobiles. Tenant and its employees shall park automobiles within the lines of the parking spaces.

2. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities. Users of the parking area will obey all posted signs and park only in the areas designated for vehicle parking.

3. Parking stickers, parking cards and other identification devices shall be the property of Landlord and shall be returned to Landlord by the holder thereof upon termination of the holder's parking privileges. Landlord may require Tenant and each of its employees to give Landlord a deposit when a parking card or other parking device is issued. Landlord shall not be obligated to return the deposit unless and until the parking card or other device is returned to Landlord. Tenant will pay such replacement charges as is reasonably established by Landlord for the loss of such devices. Loss or theft of parking identification stickers or devices from automobiles must be reported to the parking operator immediately. Any parking identification stickers or devices reported lost or stolen found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution.

4. Landlord reserves the right to relocate all or a part of parking spaces within the parking area and/or to reasonably adjacent off site locations(s), and to allocate them between compact and standard size and tandem spaces, as long as the same complies with applicable laws, ordinances and regulations.

5. Unless otherwise instructed, every person using the parking area is required to park and lock his own vehicle. Landlord will not be responsible for any damage to vehicles, injury to persons or loss of property, all of which risks are assumed by the party using the parking area.


                                                       INITIALS:
                                                       Landlord         Tenant

                                                       --------         ------

6. Validation of visitor parking, if established, will be permissible only by such method or methods as Landlord may establish at rates determined by Landlord, in Landlord's sole discretion. Only persons visiting Tenant at the Premises shall be permitted by Tenant to use the Office Park's visitor parking facilities.

7. The maintenance, washing, waxing or cleaning of vehicles in the parking structure or Common Areas is prohibited.

8. Tenant shall be responsible for seeing that all of its employees, agents and invitees comply with the applicable parking rules, regulations, laws and agreements. Parking area managers or attendants, if any, are not authorized to make or allow any exceptions to these Parking Rules and Regulations. Landlord reserves the right to terminate parking rights for any person or entity that willfully refuses to comply with these rules and regulations.

9. Every driver is required to park his own car. Where there are tandem spaces, the first car shall pull all the way to the front of the space leaving room for a second car to park behind the first car. The driver parking behind the first car must leave his key with the parking attendant. Failure to do so shall subject the driver of the second car to a Fifty Dollar ($50.00) fine. Refusal of the driver to leave his key when parking in a tandem space shall be cause for termination of the right to park in the parking facilities. The parking operator, or his employees or agents, shall be authorized to move cars that are parked in tandem should it be necessary for the operation of the garage. Tenant agrees that all responsibility for damage to cars or the theft of or from cars is assumed by the driver, and further agrees that Tenant will hold Landlord harmless for any such damages or theft.

10. No vehicles shall be parked in the parking garage overnight. The parking garage shall only be used for daily parking and no vehicle or other property shall be stored in a parking space.

11. Any vehicle parked by Tenant, its employees, contractors or visitors in a reserved parking space or in any area of the parking area that is not designated for the parking of such a vehicle may, at Landlord's option, and without notice or demand, be towed away by any towing company selected by Landlord, and the cost of such towing shall be paid for by Tenant and/or the driver of said vehicle.

12. At Landlord's request, Tenant shall provide Landlord with a list which includes the name of each person using the parking facilities based on Tenant's parking rights under this Lease and

                                                       INITIALS:
                                                       Landlord         Tenant

                                                       --------         ------
the license plate number of the vehicle being used by that person. Tenant shall provide Landlord with an updated list within five (5) days after any part of the list becomes inaccurate.

     Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord's judgment may from time to time be necessary for the management, safety, care and cleanliness of the Office Park, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Office Park. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.



                                                       INITIALS:
                                                       Landlord         Tenant

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

                                                               Page 1 of 3

                                   EXHIBIT E

                               EXTENSION OPTION


         Tenant shall have the option to extend the Term of this Lease for one
(1) additional five-year period (the "Extension Period") upon written notice to Landlord given not less than twelve (12) months prior to the termination of the Term of this Lease. The Extension Period shall be upon all of the terms and conditions set forth in this Lease, except that the Base Rent during such Extension Period shall be equal to the greater of (a) ninety-five percent (95%) of Fair Market Rent (as hereinafter defined), or (b) the Base Rent payable as of the end of the initial Term of this Lease.

         For the purposes of this Lease, "Fair Market Rent" shall mean the rental payments that Landlord could obtain from a non-affiliated third party desiring to lease the Premises for a comparable period of time, taking into account all relevant factors, as reasonably determined by Landlord. Such Fair Market Rent may include annual adjustments and in no event shall the Fair Market Rent be less than the Base Rent payable for the final year of the Lease Term.

         Landlord shall designate the Fair Market Rent by written notice to Tenant within thirty (30) days after receipt of Tenant's notice of exercise of this option to extend the Term of the Lease. If Tenant does not agree with the Fair Market Rent as designated by Landlord, Tenant shall notify Landlord, within fifteen (15) days after receipt of Landlord's designation, of Tenant's election to have the Fair Market Rent determined by appraisal, as hereinafter provided. Within thirty (30) days after Tenant's election, Landlord and Tenant shall each appoint an appraiser, who shall be an MAI appraiser, so called. If either party shall fail to appoint an appraiser within said thirty-day period, the other party may request that the Greater Boston Real Estate Board or any court of competent jurisdiction appoint said appraiser.

         Each appraiser so appointed shall be instructed to determine independently the Fair Market Rent. If the difference between the amounts so determined by such

                                                       INITIALS:
                                                       Landlord         Tenant

                                                       --------         ------

                                                                     EXHIBIT E
                                                                     Page 2 of 3

appraisers shall not exceed ten percent (10%) of the lesser of such amounts, then the Fair Market Rent shall be an amount equal to fifty percent (50%) of the total of the amounts so determined. If the difference between the amounts so determined shall exceed ten percent (10%) of the lesser of such amounts, then such two (2) appraisers shall have ten (10) days thereafter to appoint a third appraiser, but if such appraisers fail to do so within such ten-day period, then either Landlord or Tenant may request the Greater Boston Real estate Board or any successor organization thereto to appoint an appraiser within ten (10) days of such request, and both Landlord and Tenant shall be bound by any appointment so made within such ten-day period. If no such appraiser shall have been appointed within such ten (10) days, either Landlord or Tenant may apply to any court having jurisdiction to have such appointment made by such court. Any appraiser appointed by the original appraisers, by the Greater Boston Real Estate Board, or by such court shall be instructed to determine the Fair Market Rent in accordance with the definition of such term contained herein and within twenty (20) days after the appraiser's appointment. If the third appraisal shall exceed the higher of the first two appraisals, the Fair Market Rent shall be the higher of the first two appraisals; if the third appraisal is less than the lower of the first two appraisals, the Fair Market Rent shall be the lower of the first two appraisals. In all other cases, the Fair Market Rent shall be equal to the third appraisal.

         All determinations of the Fair Market Rent as herein provided shall be final and binding upon Landlord and Tenant as the Fair Market Rent as of the first day of the Extension Period. Each party shall pay the fees and expenses of the appraiser appointed by it or on its behalf, but the fees and expenses of the third appraiser, if required, shall be shared equally by the parties. All appraisers appointed hereunder shall be MAI appraisers, so-called.

         In the event that a determination of Fair Market Rent by appraisal is not completed prior to the beginning of the Extension Period, then, if Landlord shall have made a designation of Fair Market Rent, such designation shall be deemed the Fair Market Rent until the Fair Market Rent is otherwise determined pursuant to applicable provisions hereof. On determination of the Fair Market Rent by appraisal as herein provided, a retroactive adjustment shall be made in order to give effect to the final determination of Fair Market Rent.

                                                       INITIALS:
                                                       Landlord         Tenant

                                                       --------         ------

                                                                       EXHIBIT E
                                                                     Page 3 of 3

         Tenant's rights under this Extension Option shall be personal to Tenant and may be exercised by Tenant only so long as at the time of Tenant's exercise thereof, Tenant shall be occupying and in possession of all of the Premises, as the same are constituted as of such exercise, and further provided that Tenant shall not be in default under this Lease after the expiration of any applicable grace period, if any. If Tenant shall be in default under this Lease after the expiration of any applicable grace period, if any, as of the commencement of the Extension Period, the previous exercise of this Extension Option by Tenant shall be voidable at Landlord's election by written notice to Tenant within fifteen
(15) days after the commencement thereof.



                                                       INITIALS:
                                                       Landlord         Tenant

                                                       --------         ------